Exhibit 10.63

Confidential treatment of certain confidential information contained in this document, marked in by bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

ACCURATUS LAB SERVICES, INC. (“Buyer”)
AND

ARRAY BIOPHARMA INC. (“Seller”)

___________________
June 1, 2015
___________________

AM 45623699.19

i
AM 45623699.19

(continued)

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(continued)

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(continued)

		Page
11.4	Governing Law	56
11.5	Binding Effect; No Assignment; No Third-Party Beneficiaries	56
11.6	Article, Section Headings, Construction	56
11.7	Counterparts	56
11.8	Severability	56
11.9	Submission to Jurisdiction; Waiver	56
11.10	Waiver Of Jury Trial	57
11.11	Enforcement	57
11.12	Bulk Sales	57
11.13	Rules of Construction	57

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

INDEX OF SCHEDULES

Schedule 1.1(a)	Accounts Receivable
Schedule 1.1(b)	Prepaid Expenses
Schedule 1.1(c)	Tangible Assets
Schedule 1.1(d)	Inventory
Schedule 1.1(f)	[*]
Schedule 1.1(h)	Acquired Agreements
Schedule 1.1(j)	Permits
Schedule 1.3	Assumed Liabilities
Schedule 4.11(a)	Designated Employees
Schedule 4.11(a)	Obligations to Continuing Employees
Schedule 5.2	Consents; Permits
Schedule 5.7	Key Employees

v

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of June 1, 2015, is entered into by and between Accuratus Lab Services, Inc., a Delaware corporation (“Buyer”), and Array BioPharma Inc., a Delaware corporation (“Seller”). Buyer and Seller are sometimes collectively referred to herein as the “Parties”. Any capitalized terms not otherwise defined in a particular section shall have the meanings set forth in Article 10.
WHEREAS, Seller is engaged, among other things, in the Business (as hereinafter defined);
WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase certain specified assets of Seller relating to the Business, in exchange for cash and the assumption by Buyer of certain specified liabilities relating to the Business, upon the terms and conditions of this Agreement; and
NOW THEREFORE, in consideration of the mutual representations, warranties and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
SALE AND PURCHASE OF ASSETS
1.1    Purchased Assets. Subject to the provisions of this Agreement and specifically Section 1.2 below, at the Closing (effective as of 12:01 a.m. on the Closing Date), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Liens other than Permitted Liens, all of Seller’s right, title and interest in and to the following assets of Seller, other than the Excluded Assets (collectively, the “Purchased Assets”):
(a)    the accounts receivable of the Business set forth on Schedule 1.1(a) (“Accounts Receivable”), together with any unpaid financing charges accrued thereon and the benefit of the security relating to such Accounts Receivable and listed on Schedule 1.1(a);
(b)    the prepaid expenses, security deposits and refunds relating to the Business and listed on Schedule 1.1(b);
(c)    the furniture, fixed assets, fixtures, instruments, tenant improvements, equipment, computers, telephones, facsimile machines, machinery, motor vehicles and other tangible personal property used by Seller in the conduct of the Business and listed on Schedule 1.1(c);
(d)    Seller’s inventory of raw materials, work in process, active pharmaceutical ingredient and finished drug products related to the Business and listed on Schedule 1.1(d);

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(e)    all Seller Intellectual Property;
(f)    all goodwill relating to the Business as a going concern and all telephone and facsimile numbers used in the Business and listed on Schedule 1.1(f);
(g)    copies of all data, files, books and records (including employment, billing and financial and accounting records), business plans, strategies, marketing and other documents and information maintained by Seller and relating to the Business (whether in print, electronic or other media and including, without limitation, all customer and supplier and prospective customer and supplier lists and files, and referral sources), and the computer software and databases;
(h)    all of the rights of Seller under the contracts, commitments, leases, licenses and agreements listed on Schedule 1.1(h) (collectively, the “Acquired Agreements”);
(i)    all Actions of any kind (including, but not limited to, rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by customers of Seller or suppliers of products, services, materials or equipment to Seller) pertaining to or arising out of the Purchased Assets, subject to Section 1.2(i) below;
(j)    to the extent transferable, the Permits listed on Schedule 1.1(j);
(k)    copies of all personnel records relating to the Continuing Employees that Seller is required by law to retain in its possession; and
(l)    copies of the books and records set forth in Section 1.2(c) relating to the Business.
1.2    Assets Excluded from Sale. Notwithstanding the foregoing, the Purchased Assets shall not include any assets other than the Purchased Assets described in Section 1.1 and the Schedules thereto, and shall not include the following assets, rights and properties of Seller (collectively, the “Excluded Assets”), all of which shall be retained by Seller:
(a)    all of Seller’s cash and cash equivalents;
(b)    all of Seller’s accounts receivable not set forth on Schedule 1.1(a);
(c)    all of Seller’s minute books and similar organizational records and, to the extent that Seller is prohibited from transferring to Buyer, or is required to maintain, such records pursuant to applicable Laws and Regulations, records related to employees and employee benefit plans (other than the personnel files of the Continuing Employees);
(d)    all of Seller’s Tax Returns (and any notes, work papers, files, or documents relating thereto) and all rights to refunds of Taxes paid prior to the Closing Date;
(e)    all trademarks, service marks, trade dress, logos or trade name of Seller;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(f)    all of Seller’s insurance policies and all rights to claims and proceeds thereunder, except to the extent pertaining to or arising out of the Purchased Assets;
(g)    all Employee Plans and any trusts or other assets attributable thereto;
(h)    all of Seller’s rights under this Agreement and the consideration to be paid to Seller hereunder;
(i)    Any rights of Seller under the applicable insurance policy of Seller in relation to the repair of that certain electrical panel malfunction which was repaired on or about March 9, 2015; and
(j)    The assets set forth on Schedule 1.2(j) and any attachments thereto.
1.3    Liabilities.
(a)    Assumed Liabilities. At the Closing, Buyer shall assume and agree to pay, perform or discharge, or cause to be paid, performed or discharged, when due, only the following Liabilities, but excluding the Excluded Liabilities, of Seller relating to the Purchased Assets and the Business (collectively, the “Assumed Liabilities”):
(i)    all payment and performance obligations under Acquired Agreements, the benefits of which are assigned to Buyer pursuant to this Agreement, provided that in the case of payment obligations, such Liabilities will be assumed to the extent, and only to the extent, such obligations are either set forth on Schedule 1.3 or accrue on or after the Closing Date;
(ii)    all accounts payable of the Business set forth on Schedule 1.3;
(iii)    all accrued liabilities of the Business set forth on Schedule 1.3; and
(iv)    any obligations to Continuing Employees to the extent set forth in Section 4.11(d).
The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing herein shall prevent Buyer from contesting in good faith any of the Assumed Liabilities.
(b)    Excluded Liabilities. Seller shall be responsible for any and all of its Liabilities not included within the Assumed Liabilities, and Buyer shall not assume or be liable for any Liabilities of Seller other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including, without limitation:
(i)    any Liability related to the ownership or operation by Seller of the Purchased Assets or the Business, other than the Assumed Liabilities;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(ii)    any Liability of Seller incurred in connection with this Agreement and the transactions provided for herein, including without limitation, brokerage, accounting and counsel fees, transfer and other Taxes, and any Liability in connection with the performance by Seller of its obligations hereunder, but subject to Section 1.11;
(iii)    Except as contemplated by Section 1.11, any liability or obligation for any Taxes, including, without limitation, (A) any Tax of Seller with respect to any taxable period (or portion thereof), whether before or after the Closing Date, (B) any Tax resulting from or attributable to the consummation of the transactions contemplated by this Agreement (including any Transfer Tax, but subject to Section 1.11), (C) any Taxes relating to the ownership or operation of the Purchased Assets or the Business for any taxable period (or portion thereof) ending on or before the Closing Date, or (D) any Taxes of any Person other than Seller under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law or Regulation), as a transferee or successor, by contract or otherwise;
(iv)    any Liability of Seller to third parties for goods or services provided by Seller or arising out of any breach by Seller of any representation, warranty or covenant of Seller under any contract, lease, Permit, license, easement or other agreement, including any of the Acquired Agreements;
(v)    any Liability of Seller arising out of or relating to any contract, lease, license or agreement that is not an Acquired Agreement;
(vi)    any Liability under any Employee Plan or any Liability relating to wages, salary, payroll, accrued vacation, accrued sick leave, workers’ compensation, unemployment benefits, pension benefits, health care plans or benefits or any other plans or benefits of any kind for Seller’s current and/or former employees, except to the extent set forth in Section 4.11(d);
(vii)    any Liability arising out of or relating to (A) any grievance or complaint of any current or former employee, officer, director or consultant of Seller arising out of or in connection with any acts or omissions of Seller (whether before or after the Closing Date) or the operation of the Business prior to the Closing Date; (B) any loan, employment, severance, retention, change of control or termination agreement with any employee, officer, director or consultant of Seller; or (C) any management fee payable with respect to Seller;
(viii)    any Litigation against Seller or Buyer by any Person relating to the Business or otherwise relating to the Purchased Assets prior to the Closing Date, whether or not such Litigation is known, unknown, pending, threatened or asserted before, on or after the Closing Date; and
(ix)    any Liability arising out of or relating to any violation of Laws and Regulations by Seller, including but not limited to antitrust, civil rights, health, safety, employment and employment practices, immigration, discrimination, information privacy, consumer protection, false claims and Environmental Laws.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

1.4    Consideration. In consideration of the sale of the Purchased Assets by Seller to Buyer, and subject to the satisfaction or waiver by the appropriate Party of all conditions set forth herein, at the Closing, Buyer shall:
(a)    assume the Assumed Liabilities;
(b)    pay to Seller the sum of $3,750,000 (the “Cash Consideration”); and
(c)    grant to Seller the right to receive the Earn Out Payments pursuant to Section 1.6 (collectively with the Cash Consideration, the “Consideration”).
1.5    Payment of the Cash Consideration. At the Closing, Buyer shall pay to Seller the Cash Consideration by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.
1.6    Earn Out Payments.
(a)    [*] Earn Out Payment.
(i)    For purposes of this Section 1.6, (x) the term “Measurement Date” shall be the first day of the calendar month commencing after the Closing Date and (y) the term “[*]” shall mean the period commencing on the Measurement Date and ending on the [*] of the Measurement Date. Not later than thirty (30) days after the one [* ]of the Measurement Date, Buyer shall provide Seller with a written report setting forth in reasonable detail the calculation of the [*] Earn Out Payment contemplated by Section 1.6(a)(ii) below and, upon request, will also provide reasonable documentation and support for such calculation.
(ii)    The “[*] Earn Out Payment” shall be an amount equal to [*] of the amount by which cash received by Buyer and its subsidiaries (if any) from operations or sales of the Business conducted at the Facility or utilizing the Purchased Assets or employees of the Business located at the Facility (for the avoidance of doubt, excluding any cash received by Buyer and its subsidiaries (if any) from operations or sales to the extent attributable to other businesses (A) held by Buyer prior to the Closing Date or (B) acquired by Buyer after the Closing Date and segregated from the Business and the Purchased Assets (such items in (A) and (B) to be referred to as “Excluded Earn Out Businesses”)) during the [*] (including, without limitation, prepaid revenues or deposits) (collectively, “Earn Out Receipts”) exceeds [*]; provided, however, that the maximum [*] Earn Out Payment shall be [*]. To the extent cash is received by Buyer and its subsidiaries (if any) from both (x) the use of the Purchased Assets or employees of the Business located at the Facility and (y) Excluded Earn Out Businesses, the amount attributed to the Purchased Assets and employees of the Business located at the Facility, as compared to the amount attributed to the Excluded Earn Out Businesses, shall be based upon the applicable purchase agreement or other documentation for the underlying services performed (subject to Section 1.6(e)(i) of this Agreement), and if not determinable from such documentation, then based upon amounts that would reasonably be charged to customers in an arms-length negotiation.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(iii)    Not later than the [*] day after the [*] [* ]of the Measurement Date, Buyer shall pay Seller an amount in cash equal to the [*] Earn Out Payment calculated by Buyer, if any, by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.
(b)    [*] Earn Out Payment.
(i)    For purposes of this Section 1.6, the term “[*]” shall mean the period beginning on the [*] of the Measurement Date and ending on the date immediately prior to the [*] of the Measurement Date. Each of the [*] and the [*] shall be referred to herein as a “Measurement Period”. Not later than [*] after the expiration of the [*], Buyer shall provide Seller with a written report setting forth in reasonable detail Buyer’s calculation of the [*] Earn Out Payment contemplated by Section 1.6(b)(ii) below and, upon request, will also provide reasonable documentation and support for such calculation.
(ii)    The “[*] Out Payment” together with the [*] Earn Out Payment shall be referred to herein as the “Earn Out Payments”. The [*] Earn Out Payment shall be an amount equal to [*] of the amount by which Earn Out Receipts during the [*] exceed [*]; provided, however, that, the maximum [*] Earn Out Payment shall be [*].
(iii)    Not later than the [*] after the [*] of the Measurement Date, Buyer shall pay Seller an amount in cash equal to the [*] Earn Out Payment calculated by Buyer, if any, by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.
(c)    Carryback; Carryforward. If Earn Out Receipts during the [*] exceed [*], such excess Earn Out Receipts shall be carried forward and treated as Earn Out Receipts received by Buyer during the [*]; provided, however, that the maximum [*] Earn Out Payment shall be [*]. If Earn Out Receipts during the [*]are less than [*], but Earn Out Receipts received during the [*] exceed [*], such excess Earn Out Receipts received during the [*]shall be carried back and treated as Earn Out Receipts received by Buyer during the [*], provided, however, that the maximum [*] Earn Out Payment shall be [*]. In such case, the [*] Earn Out Payment shall be recalculated and any resulting increase to the [*] Earn Out Payment shall be paid within [*] days of the expiration of the [*].
(d)    Audit Rights; Books and Records; Dispute Resolution.
(i)    Buyer shall maintain, and shall cause its subsidiaries (if any) to maintain, complete and accurate books and records in such detail as is necessary to accurately calculate any amounts payable to Seller in accordance with this Section 1.6. Such books and records shall be maintained for a period of thirty-six (36) months after the end of the applicable Measurement Period in which they were generated, or for such longer period as may be required by applicable law. Seller shall have the right once during each four (4) month period after receiving each Earn Out Payment (for the avoidance of doubt, two audits shall be permitted hereunder), upon reasonable notice and at Seller’s expense, to audit and examine (or have an

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

external accounting firm audit and examine) the relevant books and records of Buyer as may be reasonably necessary to determine and/or verify the amount of the applicable Earn Out Payment due hereunder with respect to the applicable Measurement Period and Buyer’s compliance with its obligations hereunder. Such audit and examination shall be conducted and shall take place, and Buyer shall, and shall cause its subsidiaries (if any) to, make such books and records available, during normal business hours at the facility(ies) where such books and records are maintained.
(ii)    If, at any time within the four (4) month period described in Section 1.6(d)(i) above, Seller disputes Buyer’s calculation of a given Earn Out Payment, it shall deliver a written notice (“Calculation Dispute Notice”) to Buyer with respect to such calculation. Seller shall set forth in detail in the Calculation Dispute Notice the basis for its disagreement with such calculation. If Seller and Buyer resolve such dispute and agree upon the calculation of the applicable Earn Out Payment, they shall memorialize their agreement in writing and such mutually agreed upon figure shall be final, conclusive and binding upon the Parties.
(iii)    If Seller and Buyer cannot resolve the applicable dispute to their mutual satisfaction within fifteen (15) days after Buyer’s receipt of a Calculation Dispute Notice, Buyer and the Seller shall engage the Independent Accountant to determine the appropriate Earn Out Payment for the applicable Measurement Period. The Independent Accountant shall have sole authority to determine any and all substantive and procedural matters pertaining to the resolution of the dispute between Buyer and Seller arising under this Section 1.6. The fees and expenses of the Independent Accountant shall be paid one-half by Buyer and one-half by Seller. Each of Buyer and Seller shall provide the Independent Accountant such of their respective work papers as may be requested by the Independent Accountant. The Independent Accountant shall be requested to complete its engagement within fifteen (15) days of being retained by Buyer and the Seller. The determination of the Independent Accountant shall be final, binding and conclusive upon the Parties.
(iv)    To the extent that the Independent Accountant determines that additional amounts are due to Seller, such amount shall be paid by Buyer within thirty (30) days of such determination.
(e)    Refrain from Action; Change of Control.
(i)    Buyer shall refrain from taking any action, the primary purpose of which is to reduce the amount of the Earn Out Receipts during the Measurement Periods. Buyer shall not use the Purchased Assets or employees of the Business located at the Facility as a “loss leader” to promote the Excluded Earn Out Businesses.
(ii)    Notwithstanding anything to the contrary stated herein, in the event of a Change of Control prior to the end of the [*], the Earn Out Payments applicable to Measurement Periods which have not expired as of the closing of the Change of Control shall be accelerated and become due and payable to Seller upon the date the Change of Control becomes effective. A “Change of Control” shall mean the direct or indirect acquisition, by a third party

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

not affiliated with either Buyer or Seller, of either (i) not less than sixty percent (60%) of the voting stock of Buyer, or (ii) all or substantially all of the assets of Buyer, in a single transaction or series of related transactions, if more than sixty percent (60%) of the combined voting power of the applicable purchaser’s or continuing or surviving entity’s securities outstanding immediately after such transaction or series of related transactions is owned by Persons who were not stockholders of Buyer immediately prior to such transaction or series of related transactions.
1.7    Transfer of Purchased Assets and Assumption of Assumed Liabilities. At the Closing, Seller shall deliver or cause to be delivered to Buyer all consents, certificates, documents, instruments and other items reasonably requested by Buyer to give effect to the transactions contemplated hereby, including those set forth in clauses (a) through (d) below. Such instruments of transfer shall include, without limitation, the following: (a) a Bill of Sale substantially in the form agreed upon between the Parties (the “Bill of Sale”); (b) an Assignment and Assumption Agreement substantially in the form agreed upon between the Parties (the “Assumption Agreement”); and (c) assignments and necessary approvals, consents and waivers duly executed by Seller, Buyer and all necessary third parties with respect to all Acquired Agreements and all Permits, to the extent such Permits are transferable. Such instruments of transfer (x) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (y) shall be in form and substance satisfactory to Buyer and its counsel and (z) shall effectively vest in Buyer good and marketable title to all the Purchased Assets free and clear of all Liens, other than Permitted Liens.
1.8    Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all written or oral (which shall be memorialized in writing prior to delivery) leases, contracts, commitments and rights evidencing the Purchased Assets and Assumed Liabilities, with such assignments thereof and consents to assignments as are necessary to transfer Seller’s full right, title and interest in the same to Buyer. Seller shall also deliver to Buyer at the Closing correct and complete copies of all of Seller’s records and books included within the Purchased Assets; and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Purchased Assets.
1.9    Closing. The closing of the sale and purchase of the Purchased Assets and the transactions contemplated hereby (the “Closing”) shall take place within five (5) Business Days after the date on which the last of the conditions to closing contained in Articles 5 and 6 has been satisfied or waived by the appropriate Party, or on such other date as Buyer and Seller agree in writing (the date of such closing, the “Closing Date”) by the release of documents by the Parties after delivery thereof by overnight or electronic transmission, at such place mutually agreed by the Parties. The failure to consummate the transactions contemplated by this Agreement on the date and time and at the place as determined above will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement. The Closing will be deemed effective at 12:01 a.m. on the Closing Date.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

1.10    Allocation of Consideration. Not later than ninety (90) days following the Closing, Buyer shall prepare and deliver to Seller a statement of allocation which shall provide for the allocation of the Consideration plus the Assumed Liabilities, to the extent properly taken into account pursuant to the provisions of Section 1060 of the Code, among the Purchased Assets and the covenants contained in Article 9 (the “Allocation Schedule”).  Such Allocation Schedule shall be prepared in accordance with the provisions of Code Section 1060 and the Treasury Regulations thereunder (the “Allocation Principles”).  Within fifteen (15) days after the receipt of such Allocation Schedule, Seller will propose to Buyer in writing any reasonable changes to such Allocation Schedule together with reasonable documentation supporting such changes (and in the event that no such changes are proposed in writing to Buyer within such time period, Seller will be deemed to have agreed to, and accepted, the Allocation Schedule as delivered).  Buyer and Seller will attempt in good faith to resolve any differences with respect to the Allocation Schedule, in accordance with the Allocation Principles, within fifteen (15) days after Buyer’s receipt of a timely written notice of objection from Seller.  If Buyer and Seller are unable to resolve such differences within such time period, then any remaining disputed matters will be submitted to KPMG (the “Independent Accountant”) for resolution, in accordance with the Allocation Principles.  The Independent Accountant shall have sole authority to determine any and all substantive and procedural matters pertaining to the resolution of the dispute between Buyer and Seller arising under this Section 1.10.  Promptly, but not later than fifteen (15) days after such matters are submitted to it for resolution hereunder, the Independent Accountant will determine those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of such amounts, which report shall be conclusive and binding upon Buyer and Seller.  The fees and expenses of the Independent Accountant in respect of such report shall be paid one-half by Buyer and one-half by Seller.  Buyer and Seller shall each file or cause to be filed IRS Form 8594 for its taxable year that includes the Closing Date in a manner consistent with the allocation set forth on the Allocation Schedule as so finalized, and (except as set forth below relating to a revised Allocation Schedule) shall not take any position on any Tax Return or in the course of any Tax audit, review, or litigation inconsistent with the allocation provided in the Allocation Schedule unless otherwise required by applicable Law; provided, however, that (a) Buyer’s cost for the Purchased Assets may differ from the total amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the total amount so allocated and (b) the amount realized by Seller may differ from the total amount allocated hereunder to reflect transaction costs that reduce the amount realized for federal income Tax purposes. In the event that any adjustment is required to be made to the Allocation Schedule as a result of any Earn Out Payments or any other adjustment to the Consideration pursuant to this Agreement, Buyer shall prepare or cause to be prepared, and shall provide to Seller, a revised Allocation Schedule reflecting such adjustment.  Such revised Allocation Schedule shall be subject to review and resolution of timely raised disputes in the same manner as the initial Allocation Schedule.  Each of Buyer and Seller shall file or cause to be filed a revised IRS Form 8594 reflecting such adjustments as so finalized for its taxable year that includes the event or events giving rise to such adjustment, and (except as required by future revised Allocation Schedule) shall not take any position on any Tax Return or in the course of any Tax audit, review, or litigation inconsistent with the allocation provided in the revised Allocation Schedule unless otherwise required by applicable Law.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

1.11    Transfer Taxes. All transfer, excise, documentary, sales, use, stamp, registration, and other similar Taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (the “Transfer Taxes”) shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer when due, and the party responsible for filing any such Transfer Tax Tax Returns will file the necessary Tax Returns and other documentation with respect to such Transfer Taxes with the reasonable cooperation of the other Party. In the event that one Party (“Paying Party”) pays more than fifty percent (50%) of the amount of an applicable Transfer Tax, then the Paying Party shall provide an invoice to the other Party (“Non-Paying Party”) of the amount of Transfer Taxes paid and the amount that the Non-Paying Party is obligated to pay to the Paying Party. The Non-Paying Party shall reimburse the Paying Party for its share of the Transfer Taxes within five (5) days of receiving such an invoice from the Paying Party.
1.12    Withholding. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement (or, as the case may be, be promptly reimbursed therefor) such amounts as it reasonably determines, that it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person entitled to receipt of the payment in respect of which such deduction and withholding was made by Buyer. Any such withholding shall be paid by Buyer to the appropriate authorities on a timely basis.
ARTICLE 2

REPRESENTATIONS AND WARRANTIES
OF SELLER
Seller represents and warrants to Buyer that, except as set forth in the disclosure schedule delivered by Seller to Buyer (the “Seller Disclosure Schedule”), the statements contained in this Article 2 are true and correct in all respects on the date hereof. The Seller Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 2. For purposes of this Article 2, the phrases “to the knowledge of Seller”, “to Seller’s knowledge” or any phrase of similar import shall be deemed to refer to the [*] knowledge of [*], [*], [*], [*], [*] and [*] and, except where specifically limited to the “actual knowledge” of Seller, any other knowledge which such individuals would have possessed had they made reasonable inquiry with respect to the matter in question. The representations and warranties set forth in this Article 2 shall be additive to, and not mutually exclusive or in derogation of, one another.
2.1    Organization and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Seller is duly qualified to transact business and is in good standing as a foreign

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on Seller. Seller has previously delivered or made available to Buyer complete and accurate copies of its articles of incorporation and bylaws as presently in effect (collectively, its “Organizational Documents”).
2.2    Authority to Execute and Perform Agreements. Seller has the power and authority to execute and deliver this Agreement, the Bill of Sale, the Assumption Agreement, the Transition Services Agreement, the Master Services Agreement and all other agreements, certificates and instruments to be delivered by it hereunder (collectively, the “Transaction Documents”) and to perform fully its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller. This Agreement and the other Transaction Documents have been duly executed and delivered by Seller, and constitute valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar Laws and Regulations affecting the enforcement of creditors’ rights generally and by general principles of equity.
2.3    Noncontravention. Neither the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents, nor the consummation by Seller of the transactions contemplated hereby and thereby, will (a) violate or constitute a breach of any provision of Seller’s Organizational Documents, (b) except as set forth in Section 2.3 of the Seller Disclosure Schedule, require on the part of Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) except as set forth in Section 2.3 of the Seller Disclosure Schedule, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Acquired Agreement, (d) result in the imposition of any Liens (other than Permitted Liens) upon any of the Purchased Assets, or (e) violate any Order, Permit, Law or Regulation applicable to the Business, Seller or any of the Purchased Assets. Except as set forth in Section 2.3 of the Seller Disclosure Schedule, Seller is not, nor will be, required to give any notice to or obtain any consent or waiver from any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid a modification or termination of, or a payment or default under, any of the Acquired Agreements.
2.4    Financial Statements; Absence of Certain Changes.
(a)    Section 2.4(a) of the Seller Disclosure Schedule sets forth accurate statements of (i) certain balance sheet items of the Business at June 30, 2014, and the revenue of the Business for the fiscal year then ended; and (ii) certain balance sheet items of the Business at March 31, 2015, and the revenue of the Business for the nine-month period then ended.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    Except as set forth in Section 2.4(b) of the Seller Disclosure Schedule, since February 28, 2015, (i) there have been no material changes in the assets, Liabilities or financial condition of the Business from that reflected in Section 2.4(a) of the Seller Disclosure Schedule, except for changes in the ordinary course of business, (ii) except for the transactions contemplated by this Agreement and disclosure to employees with respect to the same, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a material adverse effect on the Business or the Purchased Assets, and (iii) Seller has not taken any of the following actions with respect to the Business:
(i)    acquired, sold, leased, licensed or otherwise disposed of any assets or property other than in the ordinary course of business consistent with past practice;
(ii)    created, incurred, assumed or guaranteed any Indebtedness; or made any loans, advances or capital contributions to, or investments in, any other Person;
(iii)    created or permitted to suffer to exist any Liens (other than Permitted Liens) on any of the Purchased Assets;
(iv)    paid, discharged or satisfied any material Liabilities of the Business, other than any such payment, discharge or satisfaction made in the ordinary course of business and consistent with past practice;
(v)    other than changes in the ordinary course of Seller’s Business consistent with past practice, materially changed the compensation payable to any employee, agent or consultant relating to the Business; entered into, adopted or amended any employment, severance or other agreement with any employee, agent or consultant relating to the Business; or adopted, amended or increased the benefits under any Business Employee Plan, except, in each case, as required by law or in accordance with the existing agreements listed in Section 2.4(b)(v) of the Seller Disclosure Schedule;
(vi)    amended, terminated, canceled, or taken or omitted to take any action that would constitute a violation of, default under or waiver of any rights under, any Acquired Agreement or Permit applicable to the Business;
(vii)    entered into any contracts or commitments related to the Business involving potential payments by Seller in any single instance of $25,000 or more, or in the aggregate of $75,000 or more, except for contracts or commitments for the purchase of services, supplies or materials in the ordinary course of business consistent with past practices;
(viii)    incurred any damage, destruction or loss, whether or not covered by insurance, affecting the Purchased Assets; or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(ix)    entered into any agreements or understandings, whether in writing or otherwise, to take any of the actions specified in paragraphs (i) through (viii) above, except as specifically contemplated hereby.
2.5    Undisclosed Liabilities; Indebtedness.
(a)    The Business has no Liabilities (and to the actual knowledge of Seller there is no basis for any Litigation against the Business giving rise to any Liability), except for (i) Liabilities disclosed in Section 2.4(a) or Section 2.5(a) of the Seller Disclosure Schedule, (ii) Liabilities which have arisen since February 28, 2015 which are required to be disclosed on a balance sheet prepared in accordance with GAAP and incurred in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law, and none of which, individually or in the aggregate, is material), or (iii) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby.
(b)    Except for Indebtedness set forth in Section 2.5(b) of the Seller Disclosure Schedule, the Business does not have any Indebtedness. Seller is not in default with respect to any outstanding Indebtedness of the Business or any instrument relating thereto, nor is there any event which, with the passage of time or giving of notice, or both, would reasonably be expected to result in a default, and no such Indebtedness or any instrument or agreement relating thereto limits the operation of the Business. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Business have been provided or made available to Buyer.
2.6    Compliance with Laws. Except as disclosed in Section 2.6 of the Seller Disclosure Schedule, Seller is in compliance in all material respects with all Laws and Regulations applicable to the conduct of the Business and the Purchased Assets. During the three (3) year period ending on the Closing Date, Seller has not received written notice of, and there has not been, any citation, fine or penalty imposed or asserted against Seller for, any violation or alleged violation of such Laws and Regulations with respect to the Business. There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, notice, warning letter, inspection, safety alert, enforcement proceeding or request for information pending or, to the knowledge of Seller, threatened relating to the Business or the Purchased Assets. Except as set forth in Section 2.6 of the Seller Disclosure Schedule, with respect to the Business, Seller: (a) has no reporting obligations pursuant to any settlement or monitoring agreement entered into with any Governmental Entity, (b) has not been the subject of any investigation conducted by any federal or state enforcement agency during the three (3) year period ending on the Closing Date, and (c) has not been a defendant in any qui tam/False Claims Act or similar litigation.
2.7    Tax Matters.
(a)    For purposes of this Agreement, (i) “Tax Return” means any return, declaration, report, claim for refund, information return, or statement, and any schedule,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any federal, state, local or foreign Tax or the administration of the laws relating to any Tax, including any amendment thereto, and (ii) “Tax” (and with the corresponding meaning “Taxes” and “Taxable”) means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any taxing authority, including any liability therefor as a transferee or successor under Section 6901 of the Code or any similar provision of applicable law or by contract, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.
(b)    All Tax Returns required to be filed on or before the date hereof with respect to the Business or the Purchased Assets have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed or required to be paid with respect to the Business or the Purchased Assets, whether or not shown on any Tax Return, have been paid. Seller has not received written notice of any claim by any taxing authority in any jurisdiction where is does not file Tax Returns that the Business or the Purchased Assets are or may be subject to taxation by that jurisdiction.
(c)    There are no Liens with respect to Taxes upon any of Purchased Assets, other than with respect to Taxes not yet due and payable or Taxes that are being contested in good faith and set forth in Section 2.7(c) of the Seller Disclosure Schedule.
(d)    No audit or administrative or judicial Tax examination or proceeding is pending or is being conducted with respect to Seller related to the Business or the Purchased Assets. Seller has not received any written communication from any taxing authority which has caused or should reasonably cause it to believe that such an audit is forthcoming. No deficiency for any Taxes has been proposed in writing, or is expected to be proposed, against Seller with respect to the Business or the Purchased Assets, which deficiency has not been paid in full. No issue relating to Seller with respect to the Business or the Purchased Assets or involving any Tax for which Seller might be liable with respect to the Business or the Purchased Assets has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes for any other period. Seller has not participated or engaged in any “reportable transaction” within the meaning of Section 6707A(c) of the Code and Treasury Regulation Section §1.6011-4 or any corresponding or similar provision of state, local or non-U.S. Tax Law or Regulation.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(e)    Except as set forth in Section 2.7(e) of the Seller Disclosure Schedule, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Seller with respect to the Business or the Purchased Assets for any Taxable period. No written rulings or agreements in respect of any Tax are pending or have been issued by or entered into with any relevant Governmental Entity with respect to Seller related to the Business or the Purchased Assets.
(f)    Seller is not a “foreign person” within the meaning of Treasury Regulation Section 1.1445-2(b).
(g)    Seller neither has been nor is it currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment, collection, or withholding of Taxes related to the Business, or the remittance thereof, and all such withholding and payroll Tax requirements required to be complied with by Seller up to and including the date hereof have been satisfied.
(h)    Seller does not have, nor has it ever had, a permanent establishment (as defined in any applicable Tax treaty or convention between the United States and such country) or other taxable presence in any non-U.S. country related to the Business or the Purchased Assets. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code. The Purchased Assets do not include any stock or other ownership interests in any foreign or domestic corporations, partnerships, joint ventures, limited liability companies, business trusts, or other entities.
(i)    No part of the Purchased Assets were held or used by Seller (or any person related to Seller), in each case as determined in accordance with the provisions of Section 197 of the Code and Treasury Regulation Section 1.197-2(h), at any time on or before August 10, 1993.
2.8    Litigation. Except as set forth in Section 2.8 of the Seller Disclosure Schedule, there are no outstanding Orders of any Governmental Entity against Seller with respect to the Purchased Assets or the Business. Except as set forth in Section 2.8 of the Seller Disclosure Schedule, there is no Litigation pending or, to the knowledge of Seller, threatened against Seller with respect to the Purchased Assets or the Business. To the actual knowledge of Seller, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any such Litigation. There is no Litigation by Seller pending or threatened by Seller against any third party relating to the Business or any of the Purchased Assets.
2.9    Properties; Title to Assets.
(a)    Section 2.9(a) of the Seller Disclosure Schedule contains a complete and correct list of all (i) real, personal and mixed properties or other assets and rights owned or used by Seller in the operation of the Business and (ii) leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each such property or asset of the Business, regardless of whether Seller is the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

landlord or tenant, lessor or lessee (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. All such leases, subleases or assignments of leases are in full force and effect, are valid and enforceable in accordance with their respective terms, and there has not occurred under any of such leases, subleases or assignments of leases, any existing default or event of default by Seller or to Seller’s knowledge, the applicable counterparty (or, to Seller’s knowledge, event which with notice or lapse of time, or both, would constitute a default) that would give rise to any material claim. Upon receiving consents or giving applicable notices, as the case may be, as listed on Section 2.3 of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement shall not grant the counterparty to such leases, subleases or assignments of leases a right to suspend, terminate, or modify, in whole or in part, any of such leases, subleases or assignments of leases.
(b)    Seller owns and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the assets included within the Purchased Assets, free and clear of any Liens (other than Permitted Liens). Except for assets listed on Section 2.9(b) of the Seller Disclosure Schedule, the Purchased Assets constitute all the material assets, properties or rights, including contractual rights, used in or necessary for the conduct of the Business as currently conducted by Seller. No Person other than Buyer has any written or oral agreement or option or any right (whether by law or contract) capable of becoming an agreement or option for the purchase or acquisition from Seller of any of the Purchased Assets.
(c)    Except as set forth in Section 2.9(c) of the Seller Disclosure Schedule, the buildings, plants, structures, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property included within the Purchased Assets are structurally sound, are in materially good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, machinery, equipment, furniture, leasehold improvements, fixtures or vehicles are in need of material maintenance or repairs except for ordinary routine maintenance and repairs.
(d)    All inventory included within the Purchased Assets (including all finished goods, work in process, raw materials, spare parts and all other materials and supplies included within the Purchased Assets) is of a quality, quantity and condition useable or saleable in the ordinary course of business, except as otherwise specifically reflected in Section 2.9(d) of the Seller Disclosure Schedule. None of such inventory is obsolete and no write-down of such inventory has been made or should have been made in the period since December 31, 2014 other than in the ordinary course of business. All finished goods and work in process inventory included within the Purchased Assets is free of any material defect or deficiency. All of such inventory is located at the Facility and no inventory is held on a consignment basis.
2.10    Accounts Receivable. All Accounts Receivable represent valid obligations, are not subject to any setoffs or counterclaims and are current and collectible within one hundred eighty (180) days of the Closing Date in the aggregate face amounts thereof, without resort to litigation or extraordinary collection activity; provided, however, that if any Accounts Receivable

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

are not ultimately collected in the time frame reflected above and Buyer exercises its indemnification rights pursuant to Section 8.2(a) hereof in connection with said uncollected Accounts Receivable and recovers the full amount thereof from Seller, Buyer shall promptly thereafter transfer, assign and convey to Seller all right, title and interest in and to such uncollected Accounts Receivable. All Accounts Receivable are owned by Seller free and clear of any Liens. Except as set forth on Schedule 1.1(a), none of the Accounts Receivable have been outstanding for more than sixty (60) days. Seller has not received any written notices from one or more account debtors stating that any Account Receivable are subject to any contest, claim or setoff by such account debtor or debtors. No discount or allowance from any Accounts Receivable has been made or agreed to, and none represents billings prior to actual sale of goods or provision of services.
2.11    Intellectual Property.
(a)    As used in this Agreement, the following capitalized terms shall have meanings set forth below:
(i)    “Seller Intellectual Property” means the Intellectual Property Rights owned by Seller and listed on Section 2.11(a)(i) of the Seller Disclosure Schedule.
(ii)    “Intellectual Property Rights” means all U.S. and foreign: (i) patents and patent applications, including continuations, divisionals, renewals, extensions, provisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon; (ii) trademarks, service marks, trade names, logos, service names, brand names and trade dress rights, whether registered or unregistered, and all registrations and applications to register any of the foregoing with any agency or authority; (iii) copyrights and mask work rights, whether registered or unregistered, and all applications, registrations and renewals thereof; (iv) Internet domain name registrations and applications therefor; (v) inventions, trade secrets and similar proprietary information, whether patentable or unpatentable and whether or not reduced to practice, including all confidential formulae, processes, know-how, technical and clinical data, shop rights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information and any media or other tangible embodiment thereof and all descriptions thereof; and (vi) any similar or equivalent rights to any of the foregoing (anywhere in the world).
(b)    None of the Intellectual Property Rights used by Seller in the operation of the Business is the subject of a pending application or an issued patent, trademark, copyright, domain name, or other similar registration formalizing exclusive rights.
(c)    Set forth on Section 2.11(c) of the Seller Disclosure Schedule is a list of all Intellectual Property Rights necessary for or used by Seller relating to the Business. Seller owns, free and clear of any Liens (other than Permitted Liens), all Seller Intellectual Property. There are no outstanding rights or options (whether or not currently exercisable), licenses or agreements of any kind relating to the Seller Intellectual Property, nor is Seller bound by or a party to any rights or options (whether or not currently exercisable), licenses or agreements of

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

any kind with respect to any Intellectual Property Rights that are used in the Business which could interfere with Buyer’s use of such Intellectual Property Rights following the Closing.
(d)    To Seller’s knowledge, neither the conduct of the Business by Seller nor the services of Seller related to the Business infringe, constitute the misappropriation of, or violate, any Intellectual Property Rights of any third party. Except as set forth in Section 2.11(d) of the Seller Disclosure Schedule, Seller has no knowledge of any claim, and Seller has not received any written notice or other communication of any claim, from any Person asserting that the Business or any of the services of Seller related to the Business infringe, constitute the misappropriation of, or violate, any Intellectual Property Rights of another Person. Seller has no knowledge of any existing or threatened infringement, misappropriation, or similar claim by any third party regarding the right to use or the ownership or validity of any of the Seller Intellectual Property. Seller has not agreed pursuant to any Acquired Agreement to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property Rights.
(e)    Seller has taken commercially reasonable measures and precautions to establish and preserve the confidentiality, secrecy and ownership of all Seller Intellectual Property. Without limiting the generality of the foregoing, except as set forth in Section 2.11(e) of the Seller Disclosure Schedule, all current and former employees, consultants and independent contractors of Seller who have contributed to the creation or development of any Intellectual Property Rights have created all such Intellectual Property Rights either as works for hire or in the scope of their employment with Seller. Seller has no actual knowledge of any violation of the confidentiality of any non-public confidential information or trade secrets of Seller related to the Business. No current or former employee, officer, manager, consultant or independent contractor of Seller has any right, claim or interest in or with respect to any of the Seller Intellectual Property.
2.12    Contracts and Other Agreements.
(a)    Section 2.12 of the Seller Disclosure Schedule (indicating in each case which of clauses (i) through (xv) is applicable) sets forth a list of all contracts, commitments and other agreements (whether written or oral) related to the Business to which Seller is a party or by which it is bound in connection with the Business (collectively, the “Contracts”), including, without limitation, the following:
(i)    any agreement relating to the Seller Intellectual Property;
(ii)    any agreement related to the Business with customers or other purchasers of goods or services from Seller;
(iii)    any agreement related to the Business in which Seller is the purchaser of goods or services;
(iv)    any distributor, sales representative or similar agreement related to the Business;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(v)    any agreement related to the Business with any current or former officer, director, member or manager of Seller, or with any Affiliate of any of such Persons;
(vi)    any indenture, trust agreement, loan agreement or note that involves or evidences outstanding Indebtedness, obligations or liabilities for borrowed money or any agreement of surety, guarantee or indemnification, in each case to the extent related to the Business;
(vii)    any agreement (other than this Agreement) for the disposition of a material portion of the Purchased Assets, other than for the sale of inventory in the ordinary course of business;
(viii)    any grant to any Person of any options, rights of first refusal, right of exclusive negotiation or preferential or similar rights to purchase any of the Purchased Assets;
(ix)    except as provided in this Agreement, any agreement that limits or restricts the Business from competing or engaging in any line of business, or in any geographic area or with any Person;
(x)    any employment and consulting agreements, non-competition, confidentiality, non-solicitation and similar agreements, in each case with respect to the Business;
(xi)    any agreement related to the Business requiring the payment to any Person of a commission or fee;
(xii)    any lease, sublease or other agreement under which Seller is lessor or lessee of any real or personal property used by the Business; and
(xiii)    any other material agreements related to the Business to which Seller is a party.
(b)    Seller has delivered to Buyer or its representatives true and complete copies of all written Contracts and accurate summaries of all oral Contracts (and all amendments or other modifications thereto). All Contracts are valid, in full force and effect and binding against Seller and, to the knowledge of Seller, the other parties thereto in accordance with their respective terms. Seller has paid in full all amounts now due from it under all such Contracts, and has satisfied in full or provided for all of its Liabilities thereunder that are presently required to be satisfied or provided for. None of Seller or, to Seller’s knowledge, any other party thereto, is in default of any of its obligations under any such Contract, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.
2.13    Insurance. Section 2.13 of the Seller Disclosure Schedule sets forth a true and complete list of all policies or binders of fire, theft, casualty, comprehensive general liability, workers compensation and employers liability, directors’ and officers’ liability, business

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

interruption, environmental, products and professional liability and automobile insurance relating to the Business.
2.14    Employee Relations.
(a)    Section 2.14(a) of the Seller Disclosure Schedule sets forth a list of all employees, officers and consultants of Seller relating to the Business, exclusive of corporate level officers of Seller applicable to all of Seller’s businesses (collectively, the “Seller Employees”) (including name, title and date of hire). Seller has provided to Buyer a list of the annual compensation of the Seller Employees. Except as set forth in Section 2.14(a) of the Seller Disclosure Schedule, to the actual knowledge of Seller, no Seller Employee has given as of the date hereof written notice of an intention to leave Seller’s employ before or after the Closing.
(b)    Except as set forth in Section 2.14(b) of the Seller Disclosure Schedule, Seller is (i) in compliance in all material respects with all applicable Laws and Regulations, including without limitation Laws and Regulations with respect to immigration, employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees of the Business, and (ii) not a party to any ongoing or threatened Litigation regarding the classification of any workers.
(c)    Except as set forth in Section 2.14(c) of the Seller Disclosure Schedule, no work stoppage or labor strike against Seller is pending or, to the actual knowledge of Seller, threatened with respect to the Business. Seller is not involved in or, to the actual knowledge of Seller, threatened with any material labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any employee of the Business, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, could reasonably be expected to result in material liability to Seller. Seller is not presently, and has not been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees of the Business and no collective bargaining agreement is being negotiated by Seller. To Seller’s actual knowledge, no union organizing campaign or activity with respect to employees of the Business is ongoing, pending or threatened.
2.15    Employee Plans.
(a)    For purposes of this Agreement, (i) “Employee Plans” means all pension, savings, profit sharing, retirement, deferred compensation, employment, workers’ compensation, unemployment benefits, welfare, fringe benefit, insurance, sick leave, short and long term disability, medical, dental, death benefit, incentive, bonus, incentive compensation, vacation pay, paid time off, severance pay and similar plans, programs, agreements, or arrangements (whether written or oral) providing employee benefits or remuneration for current or former employees, officers, directors, managers, agents, consultants, independent contractors, contingent workers, or leased employees or their beneficiaries for which Seller has any Liability or contingent Liability, including without limitation all “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained by Seller or an ERISA Affiliate or to which Seller or an ERISA Affiliate is a party or required to

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

contribute; and (ii) “ERISA Affiliate” means (A) any corporation included with Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code; (B) any trade or business (whether or not incorporated) that is under common control with Seller within the meaning of Section 414(c) of the Code; (C) any member of an affiliated service group of which Seller is a member within the meaning of Section 414(m) of the Code; or (D) any other Person treated as aggregated with Seller under Section 414(o) of the Code
(b)    Section 2.15(b) of the Seller Disclosure Schedule sets forth a complete list of all Employee Plans relating to the Business (“Business Employee Plans”). Seller has delivered to Buyer the most recent determination letter or exemption determination issued by the IRS with respect to such Business Employee Plan.
(c)    With respect to all Business Employee Plans, (i) such Business Employee Plans have been maintained in all material respects in accordance with applicable Laws and Regulations, including without limitation the Code and ERISA, (ii) all required contributions or premium payments due on or before the Closing Date for such Business Employee Plans have been made and (iii) no Liability exists or reasonably could be imposed upon the Purchased Assets or Buyer.
2.16    Environmental Matters.
(a)    Seller is in compliance in all material respects with and has complied in all material respects with all applicable Environmental Laws with respect to the Business. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, Seller has not (nor to Seller’s knowledge, has any predecessor in interest) generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for recycling, treatment, storage or disposal in connection with the Business at the Facility or at the facility located at 2600 Trade Centre Avenue, Longmont, Colorado (together with the Facility, the “Business Facilities”), except in material compliance with all applicable Environmental Laws. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, there has not been any Release of any Hazardous Materials into, on, at or from either Business Facility in connection with the Business, including, without limitation, into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the knowledge of Seller, prior thereto which requires a remedial action to be undertaken to respond to a Release or threatened Release of Hazardous Materials. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, there is no underground or aboveground storage tank at the Business Facilities which have been owned or operated by Seller.
(b)    Neither Business Facility is the subject of any federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Hazardous Materials. Neither Business Facility is listed or, to the knowledge of Seller, proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as provided under the federal Comprehensive Environmental

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Response, Compensation and Liability Act (“CERCLA”), or any comparable state or local governmental lists. Seller has not received written notification of, and Seller has no knowledge of, any potential responsibility of Seller pursuant to the provisions of (i) CERCLA, or (ii) any similar federal, state, local or other Environmental Law in connection with the Business Facilities. Seller has obtained and maintained in full force and effect all Permits required by Environmental Law necessary to enable it to conduct the Business and is in material compliance with such Permits. There is no environmental or health and safety matter that reasonably could be expected to have a material adverse effect on the Business or the Purchased Assets. With respect to the Business, Seller has previously delivered or made available to Buyer copies of any and all environmental audits or risk assessments, site assessments, documentation within its possession or control regarding off-site disposal or release of Hazardous Materials, spill control plans and all other material correspondence, documents or communications with any Governmental Entity regarding the foregoing.
2.17    Permits. Section 2.17 of the Seller Disclosure Schedule sets forth a true and complete list of all licenses, permits, franchises, consents, registrations, certifications, orders, approvals or authorizations of any Governmental Entity, including, but not limited to, those relating to laboratory operations, environmental matters, public and worker health and safety, in each case that are material to the operation of the Business (collectively, “Permits”). Except as set forth in Section 2.17 of the Seller Disclosure Schedule, Seller has all Permits that are necessary for the operation of the Business, and all of such Permits are in full force and effect. Seller is operating in compliance in all material respects with all applicable Permits; any applications for renewal necessary to maintain any Permit in effect that were due to have been filed prior to the Closing Date have been filed; and no proceeding is pending or threatened to revoke, suspend, limit or adversely modify any Permit. All laboratory technicians performing services on behalf of the Business have all material licenses, registrations and accreditations required in order to perform such services and consistent with customary industry practice.
2.18    Commercial Relationships. Section 2.18 of the Seller Disclosure Schedule sets forth the five (5) customers and ten (10) suppliers who accounted for the largest purchases from or by Seller with respect to the Business for the twelve months ended December 31, 2014. Except as set forth in Section 2.18 of the Seller Disclosure Schedule, since December 31, 2014, no such customer or supplier has terminated, cancelled or complained to Seller about any services rendered or products provided by Seller or otherwise materially and adversely modified its relationship with Seller or threatened to do so. Seller does not know of any plan or intention of any such customer or supplier, nor has it received any threat or notice from any such customer or supplier to terminate, cancel or otherwise materially and adversely modify its relationship with Seller.
2.19    Relationships With Affiliates. Except as set forth in Section 2.19 of the Seller Disclosure Schedule, no Affiliate of Seller (i) owns any property or right, tangible or intangible, that is used in the Business or (ii) has any claim or cause of action against the Business or any of the Purchased Assets. Except as set forth in Section 2.19 of the Seller Disclosure Schedule, none of the directors, managers or officers of Seller, or any of their respective immediate family

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

members, is (a) a partner, member or stockholder or has any other material economic interest in any customer or supplier of the Business, other than through passive investments as a holder of not more than 2% of the combined voting power of the outstanding stock of a publicly held company; (b) a party to any transaction or contract with the Business; or (c) indebted to the Business. Except as set forth in Section 2.19 of the Seller Disclosure Schedule, to the knowledge of Seller, Seller has not paid, or incurred any obligation to pay, any fees, commissions or other amounts to, and is not a party to any agreement, business arrangement or course of dealing with, any firm of or in which any directors, managers or officers of the Business, or any of their respective immediate family members, is a partner, member or stockholder or has any other material economic interest.
2.20    Solvency.
(a)    Seller is not now insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement. As used in the foregoing sentence, “insolvent” means that the sum of the Indebtedness and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.
(b)    Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Seller will be able to pay its Liabilities as they become due in the ordinary course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened Actions, final judgments against Seller in Actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such Actions and the earliest reasonable time at which such judgments might be rendered) as well as all other Liabilities of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such Liabilities and judgments promptly in accordance with their terms.
2.21    No Debarment. No person or entity that has been debarred from participation in FDA regulated activities is employed by or a contractor with respect to the Business, and, to Seller’s knowledge, no action to debar any such person or entity is threatened or pending.
2.22    FDA Matters.
(a)    Seller has complied in all material respects with all applicable Laws and Regulations with respect to the manufacture, design, sale, storing, and testing of all of its products and services relating to the Business and the operation of manufacturing facilities promulgated by the FDA or any corollary Governmental Entity in any other jurisdiction. During the three year period ending on the date of this Agreement, Seller has not received any written notice of, nor is Seller aware of, any actions, citations, decisions, information requests, warning letters or Section 305 notices from the FDA or similar issues regulated by the FDA or any corollary entity in any other jurisdiction relating to the Business.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    All submissions made by Seller relating to the Business to the FDA and any corollary Governmental Entity in any other jurisdiction, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and remain true, accurate and complete in all material respects and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading.
2.23    Warranties. Except as set forth in Section 2.23 of the Seller Disclosure Schedule or in contracts disclosed in Section 2.12 of the Seller Disclosure Schedule, no product or service offered or provided by Seller relating to the Business is subject to any guaranty, warranty, right of rework, right of credit or other indemnity other than the standard terms and conditions of sale specified in customer purchase orders. The aggregate expenses incurred by Seller in fulfilling its obligations under any guaranty, warranty, right of rework and indemnity provisions relating to the Business since January 1, 2014 have not been greater than 1% of revenues of the Business. To the Seller’s knowledge, there are no manufacturing or design defects with respect to any products offered or provided by Seller relating to the Business except for non-conforming products in the ordinary course of business and consistent with warranty reserves. There have not been any material accidents or adverse events caused or allegedly caused by any defects in the manufacture, design or workmanship of any product offered or provided by Seller relating to the Business, and to Seller’s actual knowledge, Seller has no liability for any such defect. During the five (5) year period ending on the date of this Agreement, there has not been any (a) product liability or similar claim against Seller with respect to the Business or relating to any product or service offered or provided by the Business or (b) safety alert, investigation, recall or similar notice or action relating to any alleged defect in, or lack of safety or efficacy of, any product or service offered or provided by Seller relating to the Business.
2.24    Powers of Attorney. Other than those powers of attorney set forth in Section 2.24 of the Seller Disclosure Schedule, Seller has not granted powers of attorney to any Person with respect to the Business.
2.25    Broker’s Fee. Except as set forth in Section 2.25 of the Seller Disclosure Schedule, no broker, finder, agent or similar intermediary has acted on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Seller, or any action taken by or on behalf of Seller.
2.26    Disclaimer. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT AND IN THE SELLER DISCLOSURE SCHEDULE, SELLER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, REGARDING THE SELLER, THE BUSINESS, OR ANY OF ITS OR THEIR ASSETS, LIABILITIES, BUSINESS, FINANCIAL CONDITION OR RESULTS (INCLUDING ANALYSES THEREOF PROVIDED TO THE BUYER), PROSPECTS OR OPERATIONS, INCLUDING REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE SELLER OR THE BUSINESS FURNISHED OR MADE AVAILABLE TO THE BUYER AND ITS REPRESENTATIVES AND NOT THE SUBJECT OF ANY REPRESENTATION OR WARRANTY MADE HEREIN, OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF SELLER OR THE BUSINESS, OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW, AND ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller that the statements contained in this Article 3 are true and correct on the date hereof.
3.1    Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on Buyer.
3.2    Authority to Execute and Perform Agreements. Buyer has the corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is a party when delivered at Closing will be, duly executed and delivered by Buyer, and constitute valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar Laws and Regulations affecting the enforcement of creditors’ rights generally and by general principles of equity.
3.3    Noncontravention. Neither the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will (a) violate or constitute a breach of any provision of the Organizational Documents of Buyer, (b) require on the part of Buyer any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject or (d) violate any Order or Law or Regulation in effect as of the Closing Date applicable to Buyer or any of its properties or assets.
3.4    Broker’s Fee. No broker, finder, agent or similar intermediary has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Buyer or any action taken by or on behalf of Buyer.
3.5    Financial Statements. Buyer has delivered to Seller or made available true, correct and complete copies of the following financial statements of Buyer (collectively, the “Buyer Financial Statements”): (i) Buyer’s audited balance sheet as of December 31, 2014 and Buyer’s related statement of income and statement of cash flows for the fiscal year ended December 31, 2014; and (ii) Buyer’s unaudited balance sheet as of March 31, 2015 and Buyer’s related statement of income and statement of cash flows for the three month period ended March 31, 2015. Each of the Buyer Financial Statements has been prepared in accordance with GAAP (except that the unaudited Buyer Financial Statements do not contain footnotes and are subject to normal year-end audit adjustments) and fairly presents in all materials respects the financial condition of Buyer as of the respective dates thereof and the results of Buyer’s operations for the periods specified.
ARTICLE 4
COVENANTS AND AGREEMENTS
4.1    Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Seller shall:
(a)    Ordinary Course of Business. Operate the Business solely in the ordinary course consistent in all material respects with past practice and in compliance in all material respects with all applicable Laws and Regulations;
(b)    Preservation of Customers and Suppliers. With respect to the Business, use commercially reasonable efforts to preserve its relationships with customers and suppliers, applicable Governmental Entities and others having business dealings with it to the end that its goodwill and the Business shall not be impaired in any material respect;
(c)    Preservation of Personnel. Use commercially reasonable efforts to maintain the services of the current employees and consultants of the Business;
(d)    Insurance. Keep in effect the insurance policies listed or required to be listed in Section 2.13 of the Seller Disclosure Schedule in appropriate coverage amounts and in any event in amounts not less than those in effect on the date of this Agreement; and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(e)    Preservation of the Business; Maintenance of Properties, Contracts. Use commercially reasonable efforts to preserve intact the goodwill of the Business; maintain and keep the Purchased Assets, in good condition and repair, reasonable wear and tear excepted; maintain and protect the Seller Intellectual Property; and maintain, perform and comply in all material respects with the terms of the Acquired Agreements consistent with past practice.
4.2    Negative Covenants Pending Closing. During the period from the date of this Agreement to the Closing, Seller shall not, without the written consent of Buyer, take any of the following actions:
(a)    Dispositions; Liens. Sell, license, transfer or otherwise dispose of, or create, incur, assume or permit to suffer to exist or remain in effect any Liens (other than Liens existing as of the date of this Agreement or Permitted Liens) on any of the Purchased Assets;
(b)    Employee Matters. Other than certain bonuses payable by Seller and stock options granted by Seller in connection with the announcement of the transactions contemplated hereby, increase the compensation payable to any Designated Employee; or enter into, adopt or amend any employment, severance or other agreement with any Designated Employee;
(c)    Contracts. Amend, terminate, cancel, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any of the Acquired Agreements; or
(d)    Obligations. Obligate itself to do any of the foregoing; or take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of Seller set forth in Article 2 becoming untrue or (ii) any of the conditions to the purchase of the Purchased Assets set forth in Article 5 not being satisfied.
Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Business prior to the Closing Date. Prior to the Closing Date, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Business.
4.3    Corporate Examinations and Investigations. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller) to all premises, properties, financial, tax and accounting records (including the work papers of Seller’s independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Business, as is reasonably necessary or appropriate in connection with the transactions contemplated hereby. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller contained in this Agreement. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, to discuss the transactions contemplated by this Agreement with significant suppliers and customers

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

of the Business and the status of such suppliers’ and customers’ relationships with Seller (in accordance with arrangements made by Seller and reasonably acceptable to Buyer).
4.4    Further Assurances.
(a)    Prior to, on and after the Closing Date, each of the Parties shall execute such documents, further instruments of sale, transfer, conveyance, assignment and confirmation and other papers and take such further actions as may be reasonably required or desirable to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s title to, all of the Purchased Assets, to put Buyer in actual possession and operating control of the Purchased Assets, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. Each Party shall use its commercially reasonable efforts to take such other actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, lessee, licensee, licensor, supplier, customer or employee of Seller or any other Person with whom Seller has a relationship from maintaining the same relationship with Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing.
(b)    The Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Governmental Entity, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return, including without limitation any audit or Tax working papers (to the extent required to secure access to working papers related to any period prior to Closing, Seller shall provide any required exculpation or indemnification). The Parties shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 4.4(b). In addition, Buyer and Seller, with respect to the documents referred to in this Section 4.4(b), agree to maintain such records for a period of seven (7) years from the Closing Date and each such Party agrees to afford the other reasonable access to such records during normal business hours. Each Party will notify the other Party with respect to such records prior to such records destruction and give the other Party a reasonable opportunity to obtain copies of such records prior to their destruction.
4.5    Assignment of Contracts. To the extent that any lease, license, contract, agreement, sales or purchase order, Permit or right of Seller included in the Purchased Assets, or any claim, right or benefit arising thereunder or resulting therefrom (each, an “Interest”), is not capable of being sold, assigned, transferred or conveyed without causing a violation of applicable Laws and Regulations or without the authorization, approval, consent or waiver of the issuer thereof or the other party or parties thereto, or any other Person, including a Governmental Entity (or if such Interest would be breached in the event of a sale, assignment, transfer or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

conveyance without such approval, consent or waiver), then (a) this Agreement shall not, in the event such issuer or other Person shall object to such assignment, constitute an assignment or conveyance thereof absent such approval, consent or waiver and (b) Seller shall use its best efforts, prior to, on and after the Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to Buyer each such Interest. To the extent any of the approvals, consents or waivers referred to in this Section 4.5 have not been obtained as of the Closing, Seller shall, during the remaining term of such Interest, exercise its best efforts to cooperate with Buyer, at its request, in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Buyer.
4.6    Continued Effectiveness of Representations and Warranties. Each Party shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure that (a) its representations and warranties remain true and correct through the Closing Date and (b) the conditions to the obligations of the other Party to consummate the transactions contemplated hereby are satisfied.
4.7    Governmental and Third-Party Notices and Consents. Each Party shall use commercially reasonable efforts to obtain, at its expense, all waivers, Permits, consents, approvals or other authorizations required by the terms of this Agreement to be obtained from any (a) Governmental Entity, and to effect all registrations, filings and notices with or to any Governmental Entity, as may be required for such Party, and (b) third parties; in each case, as necessary or desirable to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws and Regulations.
4.8    Notification of Certain Matters. Between the date hereof and the Closing Date, each Party shall give prompt notice to the other Party of (a) the occurrence or non-occurrence of any event or circumstance which would be likely to cause any representation or warranty contained in this Agreement or the Seller Disclosure Schedule to be untrue or inaccurate if made at such time and (b) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. To the extent any information disclosed by Seller pursuant to this Section 4.8 either (i) corrects a representation or warranty in this Agreement or the Seller Disclosure Schedule that was inaccurate at the time originally made or (ii) relates to a fact or event occurring prior to the date hereof, such supplemental information shall not constitute an amendment of the representation or warranty to which it relates for purposes of (x) determining whether the conditions set forth in Section 5.1(b) have been satisfied or (y) Article 8 of this Agreement. Notwithstanding the foregoing, if such supplemental information relates to a fact or event occurring on or after the date hereof and not constituting a breach of Section 4.1 or 4.2 of this Agreement, then such supplemental information (i) shall not constitute an amendment of the representation or warranty to which it relates for purposes of determining whether the conditions set forth in Section 5.1(b) have been satisfied but (ii) if Buyer consummates the transactions contemplated by this Agreement (irrespective of whether the conditions set forth in Section 5.1(b) have been satisfied), then such supplemental information shall constitute an amendment of the representation or warranty to which it relates

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

for purposes of Article 8 of this Agreement, curing any breach of such representation or warranty.
4.9    Collection of Accounts Receivable. Following the Closing, Buyer shall have the right and authority to collect all Accounts Receivable and other items transferred and assigned to Buyer by Seller hereunder and to endorse with the name of Seller any checks received on account of such Accounts Receivable or other items. Seller agrees that it will, within three (3) Business Days of receipt, transfer, assign and deliver to Buyer all cash and other property which it may receive with respect to any such Accounts Receivable from and after the Closing Date, and pending any such delivery to Buyer of any such property, Seller shall hold any such property in trust for the benefit of Buyer. Buyer shall, after the Closing Date, use commercially reasonable efforts to collect such Accounts Receivable. Any amounts received from the account debtor of such Accounts Receivable shall be applied as Buyer may determine, except for amounts which the debtor has directed to be applied to a particular Accounts Receivable.
4.10    Filing of Returns and Payment of Taxes. All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to any Purchased Assets for a taxable period which includes (but does not end on) the Closing Date, whether or not imposed or assessed before or after the Closing Date, shall be apportioned between Seller and Buyer based on the number of days of such taxable period through the Closing Date (the “Pre-Closing Property Tax Period”) and the number of days of such taxable period after the Closing Date (the “Post-Closing Property Tax Period”). Seller shall be liable under this Section 4.10 for the proportionate amount of such Taxes that is attributable to the Pre-Closing Property Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Property Tax Period. Within ninety (90) days after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 4.10 together with such supporting evidence as is reasonably necessary to calculate the amount of such reimbursement. Thereafter, upon receipt of any bill for such Taxes, Buyer or Seller, as applicable, shall notify the other Party of the receipt of such bill and shall present a statement to the other Party setting forth the amount of reimbursement to which it shall be entitled under this Section 4.10 upon payment of such bill, together with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Payment of any such reimbursement amount shall be made by the Party owing it to the Party to which it is owed within ten (10) days after delivery of such statement. In the event that Seller or Buyer shall make any payment for which it is entitled to reimbursement under this Section 4.10, the other Party shall make such reimbursement promptly, but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled, along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.
4.11    Employment of Seller Employees and Benefit Plan Matters.
(a)    The list of employees to whom Buyer intends to extend offers of employment is attached to this Agreement as Schedule 4.11(a) (the “Designated Employees”),

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

with written offers to be made by Buyer to such Designated Employees prior to the Closing Date. Each such offer shall include the base salary or wage rate and cash bonus opportunity of such employee’s position with the Buyer, which position shall be substantially comparable both in job duties and level to the position held by such Designated Employee immediately prior to the Closing Date. Seller shall reasonably assist Buyer in making such offers and shall not take any actions specifically intended to discourage a Designated Employee from accepting such offers; provided, however, that no cost or expense shall be required to be incurred by Seller in order to comply with this sentence. Seller hereby consents to the hiring of such Designated Employees by Buyer and waives any claims or rights Seller may have against Buyer or any such Designated Employees under any non-competition, confidentiality or employment agreement with respect to the Designated Employees’ performance of services on behalf of Buyer to the extent such activities are a part of operating the Business (but, for the avoidance of doubt, not in relation to Seller Programs referenced within subpart (x) of Section 9.1(a) below); provided, however, that nothing in this Section shall diminish (i) Buyer’s obligations under Sections 9.1(b) and 9.1(d) of this Agreement or (ii) any Designated Employee’s obligations under applicable non-competition, confidentiality or employment agreements with Seller following the termination of such Designated Employee’s employment with Buyer.
(b)    Effective as of the Closing Date in accordance with Section 1.9 hereof, the Designated Employees who have accepted employment with Buyer will become employed by Buyer upon those terms agreed upon between Buyer and such employees. On the Closing Date effective as contemplated by Section 1.9 hereof, Seller shall terminate the employment of all Designated Employees who accept an offer of employment from Buyer (each, a “Continuing Employee”) and provide such employees with written notice of termination.
(c)    After the Closing Date, Seller shall remain responsible for (i) any and all wages, salaries and other cash compensation (including, without limitation, accrued vacation leave, sick leave, bonuses, commissions and other incentive-based cash compensation) payable to Seller Employees and any former employees, officers and consultants of Seller (“Former Seller Employees”) for periods employed by Seller subject to Section 4.11(b) above, (ii) any severance, retention bonus or change in control payment payable to any Seller Employees or Former Seller Employees that become due or owed as a result of the consummation of the transactions contemplated by this Agreement, (iii) other than with respect to the Continuing Employees, providing COBRA continuation coverage, to the extent required by ERISA, for any Employee Plan that is a group health plan with respect to any qualifying event that occurs during the applicable period of employment by Seller subject to Section 4.11(b) above, and (iv) except as provided in clause (i) of Section 4.11(d) with respect to certain cash compensation, any and all Liabilities relating to or arising in connection with the Employee Plans.
(d)    As of the Closing Date, Buyer shall become responsible for any and all wages, salaries and other cash compensation payable to each Continuing Employee for periods (i) while employed by Seller only to the extent set forth on Schedule 4.11(d), and (ii) while employed by Buyer subject to Section 4.11(b) above, on such terms and conditions as Buyer and each Continuing Employee may agree. Except as specifically set forth in Section 4.11, or as

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

provided in an employment agreement between Buyer and a Continuing Employee, Buyer shall have (x) no obligation to offer employment to, or to employ, any Seller Employee, (y) no Liability in respect of any Seller Employee or Former Seller Employee for salary, compensation, severance, health, welfare, retirement or other benefits arising out of employment or engagement with Seller, and (z) the right to terminate any Continuing Employee for any reason after the Closing Date. Subject to applicable Laws and Regulations and the terms and conditions of the applicable benefit plans, the Continuing Employees who were participating immediately prior to the Closing Date in the Employee Plans for which Buyer has a corresponding benefit plan shall (i) be eligible to participate in Buyer’s employee benefit plans (“Buyer’s Employee Plans”) on such terms as determined by Buyer and each Continuing Employee and (ii) receive service credit under Buyer’s Employee Plans for eligibility and vesting purposes (but not for purposes of benefit accruals or employer contributions) for prior service with Seller (to the extent recognized by the Seller Employee Plans). Nothing in this Section 4.11 or elsewhere in this Agreement shall limit the right of Buyer to amend or terminate any employee benefit plan of Buyer at any time. Buyer and Seller agree that Seller Employees are not third-party beneficiaries of this Agreement.
(e)    Seller shall be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller on or prior to the Closing Date to any Continuing Employee, and Buyer shall be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid to any Continuing Employee after the Closing Date. Seller and Buyer shall adopt the “standard procedure” for preparing and filing IRS Forms W-2, as described in Revenue Procedure 2004-53.
4.12    Exclusivity. Seller shall not, and Seller shall require its directors, officers, employees, agents, advisors or other representatives (including each financial advisor and attorney of Seller) not to, (a) solicit, initiate, facilitate, assist or encourage action by, or discussions with, any Person other than Buyer relating to the possible acquisition of the Business or any of the Purchased Assets or any merger, reorganization, consolidation, business combination, dissolution, liquidation or similar transaction involving the Business or the Purchased Assets (an “Alternative Transaction”), or (b) participate in any negotiations regarding, or furnish information with respect to, any effort or attempt by any Person to do or to seek any Alternative Transaction. Seller shall notify Buyer promptly (and, in any case, within one (1) Business Day) of any inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, Seller or any of Seller’s directors, officers, employees, agents, advisors or other representatives concerning an Alternative Transaction indicating, in connection with such notice, the names of the parties and the material terms and conditions of any proposal or offer and, in the case of written materials, providing copies of such materials, all of which shall be deemed to be Confidential Information of Seller. Seller agrees to keep Buyer informed, on a prompt basis (and, in any case, within one (1) Business Day of any significant development), of the status and terms of any such proposals or offers. Seller agrees to immediately cease and cause to be terminated any existing activities, discussions or negotiations with respect to any potential Alternative Transaction or similar transaction or arrangement. Seller agrees to take the necessary steps to promptly inform the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

individuals or entities referred to in the first sentence of this Section 4.12 of the obligations undertaken hereunder.
4.13    Public Announcements. The Parties agree that following the Closing, Buyer shall be permitted to issue a press release in substantially the form agreed upon between the Parties (the “Press Release”). Other than the Press Release, the Parties shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and the other Transaction Documents and shall not issue any other such press release or make any such public statement prior to such consultation and written approval by Seller and Buyer, except as may be required by applicable law.
4.14    Covenants Pertaining to the Continuation of the Business. Buyer acknowledges that the services to be performed by Buyer for Seller under the Master Services Agreement are unique to Seller and that irreparable harm to the Seller may occur if such services were not performed in accordance with the terms of the Master Services Agreement. Accordingly, in order to provide reasonable support for the Business to be conducted at the Facility, Buyer shall:
(a)    issue and sell, prior to or at the Closing, an aggregate amount of [*], in exchange for an aggregate purchase price of [*];
(b)    for the period beginning on the Closing Date and ending [*] after the Closing Date, deploy cash generated by Buyer’s businesses (including the Business) to the extent reasonably necessary to continue to provide services to Seller in accordance with the Master Services Agreement; and
(c)    for the period beginning on the Closing Date and ending [*] after the Closing Date, not discontinue the operation of the Business conducted at the Facility pertaining to the services performed by Buyer in accordance with the Master Services Agreement.
Notwithstanding the foregoing, Buyer shall not be required to comply with the foregoing covenants, and shall not be deemed in breach of this Section 4.14, in the event of any material damage or destruction of the Purchased Assets or the Facility, or any other fact, event or circumstance that is beyond the reasonable control and not the result of the negligence of Buyer, in each case such that the continued operation of the Business at the Facility would be commercially unreasonable or impractical (each, a “Force Majeure Event”); provided, however, that (i) Buyer shall use commercially reasonable efforts to limit the impact and duration of any such Force Majeure Event and (ii) Buyer’s compliance with this Section 4.14 shall continue once the impact of the Force Majeure Event ceases. Notwithstanding anything to the contrary herein, but subject to Section 11.11, Buyer’s liability for monetary damages as a result of a breach of this Section 4.14 shall be subject to the limitations on liability set forth in the Master Services Agreement.
4.15    Fees and Expenses. Buyer and Seller shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

limitation, all fees and expenses of agents, representatives, counsel, accountants and other advisors.
ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATION
OF BUYER TO CLOSE
The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction by Seller, or waiver by Buyer, on or before the Closing Date, of the following conditions:
5.1    Representations, Warranties and Covenants.
(a)    As provided in Section 4.8, between the date hereof and the Closing Date, Seller shall be obligated to promptly notify Buyer of any updates to the Seller Disclosure Schedule necessary in order to correct or complete any of the representations or warranties contained therein (each an “Update,” and collectively, the “Updates”). Notwithstanding anything to the contrary herein, if Buyer, in its reasonable discretion, is not satisfied with any such Update, it shall not be obligated to close the transactions contemplated hereby.
(b)    Each of the representations and warranties made by Seller in this Agreement (without giving effect to any Updates) shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Seller shall have delivered to Buyer a certificate signed on behalf of Seller by its President and dated the Closing Date to the foregoing effect.
5.2    Consents; Permits. Buyer shall have received evidence of the receipt of (i) all consents listed on Schedule 5.2 and (ii) the consent of all Governmental Entities with respect to the assignment of (to the extent transferrable to Buyer) or the issuance or re-issuance of all Permits listed on Schedule 5.2.
5.3    Corporate Certificates. Seller shall have delivered to Buyer (a) a copy of its certificate of incorporation, certified by the Secretary of State of the State of Delaware, (b) a certificate, as of a recent date, of the Secretary of State of the State of Delaware as to its good standing.
5.4    Secretary’s Certificate. Seller shall have delivered to Buyer a certificate of its Secretary, dated as of the Closing Date, in a form reasonably satisfactory to Buyer, certifying as to (a) its bylaws, as in effect on and as of the Closing Date, (b) the resolutions of its board of directors authorizing and approving the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents and the transactions contemplated hereby and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

thereby, and (c) the incumbency of the officers of Seller executing the documents executed and delivered in connection herewith.
5.5    Instruments of Transfer. Seller shall have executed and delivered to Buyer the instruments of transfer in conformity with Section 1.7 above.
5.6    Delivery of Purchased Assets. Seller shall have delivered possession of all tangible Purchased Assets to Buyer, and shall have assigned or made all intangible Purchased Assets available to Buyer.
5.7    Key Employees. Each of the employees listed on Schedule 5.7 (the “Key Employees”) shall have accepted an employment offer from Buyer.
5.8    Other Employees. Not less than ninety percent (90%) of the Designated Employees (other than Key Employees) who have been offered employment by Buyer shall have accepted such offers.
5.9    Transition Services Agreement. Seller shall have executed and delivered to Buyer the Transition Services Agreement in substantially the form agreed upon between the Parties, and Seller and Buyer shall have agreed upon Schedule 1 thereto.
5.10    Master Services Agreement. Seller shall have executed and delivered to Buyer the Master Services Agreement in substantially the form agreed upon between the Parties, and Seller and Buyer shall have agreed upon one or more Project Addenda thereto.
5.11    Facility Lease. Buyer shall have entered into a lease for the facility located at 2620 Trade Centre Avenue, Longmont, Colorado (the “Facility”) on terms consistent with the annual costs of the Facility of approximately [*].
5.12    FIRPTA Certificate. Seller shall have delivered to Buyer a certification of non-foreign status for Seller dated as of the Closing Date and complying with the requirements of Treasury Regulation Section 1.1445-2(b)(2).
5.13    Litigation. There shall not be pending or threatened Litigation against Seller or any of Seller’s directors or officers challenging this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby, seeking damages or to delay, restrain or prohibit the purchase and sale of the Purchased Assets, or that has had or could reasonably be expected to result in a material adverse effect on Seller.
5.14    No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Material Adverse Effect.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

5.15    Updated Schedules. Seller and Buyer shall have agreed upon the contents of Schedules 1.1(a), 1.1(b), 1.3(a)(ii) and 1.3(a)(iii) and any appropriate amendments to this Agreement in relation thereto.
5.16    Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
ARTICLE 6

CONDITIONS PRECEDENT TO
THE OBLIGATION OF SELLER TO CLOSE
The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction by Buyer, or waiver by Seller, on or before the Closing Date, of the following conditions:
6.1    Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall have delivered to Seller a certificate signed on behalf of Seller by its President and dated the Closing Date to the foregoing effect.
6.2    Instruments of Transfer. Buyer shall have executed and delivered to Seller the instruments of transfer to which it is a party in conformity with Section 1.7 above.
6.3    Transition Services Agreement. Buyer shall have executed and delivered to Seller the Transition Services Agreement in substantially the form agreed upon between the Parties, and Seller and Buyer shall have agreed upon the schedules attached thereto.
6.4    Master Services Agreement. Buyer shall have executed and delivered to Seller the Master Services Agreement in substantially the form agreed upon between the Parties, and Seller and Buyer shall have agreed upon one or more Project Addenda thereto.
6.5    Facility Release. Seller shall have been released by the applicable landlord of any further financial obligations with respect to the Facility.
6.6    Updated Schedules. Seller and Buyer shall have agreed upon the contents of Schedules 1.1(a), 1.1(b), 1.3(a)(ii) and 1.3(a)(iii) and any appropriate amendments to this Agreement in relation thereto.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

6.7    Secretary’s Certificate. Buyer shall have delivered to Seller a certificate of its Secretary, dated as of the Closing Date, in a form reasonably satisfactory to Buyer, certifying as to (a) its bylaws, as in effect on and as of the Closing Date, (b) the resolutions of its board of directors authorizing and approving the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (c) the incumbency of the officers of Buyer executing the documents executed and delivered in connection herewith.
ARTICLE 7
TERMINATION
7.1    Termination. This Agreement may be terminated at any time prior to the Closing Date:
(a)    by mutual written consent of the Parties;
(b)    by Seller or Buyer, by written notice to the other, if the Closing Date shall not have occurred on or before [*] (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of, or resulted in the failure of, the purchase and sale of the Purchased Assets to occur on or before such date;
(c)    by Buyer by written notice to Seller, if, at any time prior to the Closing, there shall occur (i) a material breach of any of the representations, warranties or covenants of Seller that are not qualified as to materiality, (ii) any breach of any of the representations, warranties or covenants of Seller that are qualified as to materiality or (iii) the failure by Seller to perform in all material respects any of its obligations hereunder, in each case with respect to (i)-(iii), not cured within five business days of delivery of written notice thereof;
(d)    by Seller by written notice to Buyer, if, at any time prior to the Closing, there shall occur (i) a material breach of any of the representations, warranties or covenants of Buyer that are not qualified as to materiality, (ii) any breach of any of the representations, warranties or covenants of Buyer that are qualified as to materiality or (iii) the failure by Buyer to perform in all material respects any of its obligations hereunder; in each case with respect to (i)-(iii), not cured within five business days of delivery of written notice thereof; or
(e)    by Seller or Buyer, by written notice to the other, if any Governmental Entity of competent jurisdiction shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such injunction or other action shall have become final and non-appealable.
7.2    Effect of Termination. If this Agreement is terminated as provided in this Article 7, this Agreement shall forthwith become void and have no further effect, without

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

liability on the part of the Parties hereto and their respective directors, officers or stockholders except that (a) the provisions of Section 4.13 relating to publicity, Section 4.15 relating to expenses, this Article 7 and Article 11 shall survive and (b) no such termination shall relieve any Party from liability by reason of any Actual Fraud by such Party with respect to any of its representations or warranties or any intentional breach of such Party’s covenants or other agreements contained in this Agreement. Notwithstanding the foregoing, if Buyer elects to terminate this Agreement after Seller breaches the first sentence of Section 4.12 hereof, then Seller shall promptly reimburse Buyer for all out-of-pocket costs and expenses (including without limitation fees and costs of attorneys, accountants and consultants) incurred by Buyer in connection with the transactions contemplated by this Agreement.
ARTICLE 8
INDEMNIFICATION
8.1    Reliance; Survival. Notwithstanding any right of either Party to fully investigate the affairs of the other Party and notwithstanding any knowledge of facts determined or determinable by such Party pursuant to such investigation or right of investigation, each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party in this Agreement, the Seller Disclosure Schedule or in any certificate or instrument delivered by the other Party pursuant hereto, and such Party’s right to indemnification under this Article 8 shall not be altered by such investigation or knowledge. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 8.4.
8.2    Indemnification.
(a)    Seller Indemnification. After the Closing Date, subject to the other terms of this Article 8, Seller shall indemnify, defend and hold harmless Buyer (and its directors, officers, stockholders, employees, agents, Affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys’ fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing (“Losses”) resulting from, based upon or relating to:
(i)    any misrepresentation or breach of any representation or warranty of Seller contained in this Agreement, the Seller Disclosure Schedule or any certificate or instrument furnished by Seller to Buyer pursuant to this Agreement (without regard, for the purpose of determining the amount of Losses resulting from, based upon or relating to any such misrepresentation or breach, to any qualification or exception contained in such representation or warranty relating to materiality or material adverse effect or words of similar import or effect);
(ii)    any failure to perform any covenant or agreement of Seller contained in this Agreement or any or any certificate or instrument furnished by Seller to Buyer pursuant to this Agreement;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(iii)    any Excluded Asset or Excluded Liability; and
(iv)    Actual Fraud by or on behalf of Seller in connection with the transactions contemplated by this Agreement or the representations and warranties of Seller in this Agreement, the Seller Disclosure Schedule or any certificate or instrument furnished by Seller to Buyer pursuant to this Agreement, in each case subject to Sections 2.26 and 8.9 of this Agreement.
(b)    Buyer Indemnification. After the Closing Date, subject to the other terms of this Article 8, Buyer shall indemnify, defend and hold harmless Seller (and its directors, officers, stockholders, employees, agents, Affiliates and assigns) from and against all Losses, resulting from, based upon or relating to:
(i)    any misrepresentation or breach of any representation or warranty of Buyer contained in this Agreement or any certificate or instrument furnished by Buyer to Seller pursuant to this Agreement (without regard, for the purpose of determining the amount of Losses resulting from, based upon or relating to any such misrepresentation or breach, to any qualification or exception contained in such representation or warranty relating to materiality or words of similar import or effect).
(ii)    any failure to perform any covenant or agreement of Buyer contained in this Agreement or any certificate or instrument furnished by Buyer to Seller pursuant to this Agreement;
(iii)    (x) the Assumed Liabilities and (y) any liabilities to third-parties arising directly and exclusively from the post-Closing operation of the Business and ownership of the Purchased Assets by Buyer, except for liabilities arising (1) with respect to any fact, event or circumstance for which Buyer has or may have a claim under Section 8.2(a) and (2) in connection with the Master Services Agreement; and
(iv)    Actual Fraud by or on behalf of Buyer in connection with the transactions contemplated by this Agreement or the representations and warranties of Buyer in this Agreement or any certificate or instrument furnished by Buyer to Seller to pursuant to this Agreement.
8.3    Satisfaction of Indemnification Claims.
(a)    Subject to Section 8.4, any claim by Buyer for Losses under Section 8.2(a) determined to be payable in accordance with Section 8.5 below shall be payable, at Buyer’s option, by Seller in cash, by wire transfer, check or other method reasonably acceptable to Buyer and/or by setoff against the Earn Out Payments prior to the payment thereof (whether or not then due and payable).
(b)    To give effect to the setoff rights described in Section 8.3(a) above, if on the date any Earn Out Payment is due to Seller, Buyer has an outstanding claim against Seller for

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

indemnification under Section 8.2(a) and any dispute with respect to such claim has not, by such date, been finally resolved in accordance with Section 8.5 below, Buyer shall hold the amount in dispute in a segregated account of Buyer pending resolution of such dispute. If the amount in dispute is less than the amount of the Earn Out Payment due to be paid to Seller on such date, Buyer shall pay the balance of any such Earn Out Payment to Seller. Upon resolution of the applicable dispute, Buyer shall pay to Seller and/or retain the amount held in the segregated account, as applicable based upon the resolution of the dispute.
8.4    Limitation on Indemnification. The obligations of the Parties to indemnify one another under this Article 8 shall be subject to the following limitations:
(a)    Time Limitations on Claims. No indemnification shall be payable pursuant to Section 8.2(a)(i) or Section 8.2(b)(i) unless the applicable Indemnitee provides the applicable Indemnitor (as such terms are defined below) with a written claim for Losses with respect thereto on or prior to the [*] of the Closing Date, except that indemnification for claims based on any inaccuracy or breach of the representations made in (i) [*] (such claims referred to above being collectively referred to as the “Fundamental Claims”), and (ii) [*] (such claims referred to above being collectively referred to as the “Specified Claims”), shall be payable until the [*].
(b)    Threshold on Losses. No Losses shall be paid pursuant to Section 8.2(a)(i) or 8.2(b)(i) unless and until the aggregate claims for Losses exceed [*] (the “Threshold”), after which the applicable Indemnitee shall be entitled to all such Losses commencing from the first dollar of all such Losses. Notwithstanding the foregoing, the Threshold shall not apply to Fundamental Claims or Specified Claims.
(c)    Ceiling on Claims for Losses. Except for any Losses incurred as a result of a Fundamental Claim or Specified Claim but subject to the [*] limit on the overall aggregate liability of an Indemnitor hereunder, the maximum aggregate liability of the applicable Indemnitor for indemnification under Sections 8.2(a)(i) or 8.2(b)(i) shall not exceed [*]. For Losses incurred as a result of any Specified Claim but subject to [*] limit on the overall aggregate liability of an Indemnitor hereunder, the maximum aggregate liability of Seller under Section 8.2(a)(i) shall not exceed [*]. For Losses incurred as a result of any Fundamental Claim but subject to the [*] limit on the overall aggregate liability of an Indemnitor hereunder, the maximum aggregate liability of the applicable Indemnitor under Section 8.2(a)(i) or 8.2(b)(i) shall not exceed [*]. Notwithstanding the foregoing, except with respect to Fundamental Claims (for which the maximum liability is set forth in the preceding sentence), the maximum liability of either Seller or Buyer under this Article 8 shall be an amount equal to [*] plus, with respect to Seller, the sum of (i) [*] and (ii) [*]. For the avoidance of doubt, in the event a claim by an applicable Indemnitor could be brought under either Sections 8.2(a)(i) or 8.2(a)(iii), on the one hand, or Sections 8.2(b)(i) or 8.2(b)(iii), on the other hand, Buyer or Seller, as the case may be and at its sole discretion, may elect to bring such claim under either subpart (i) or (iii), or under both such subsections.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(d)    Disclaimer of Certain Damages and Lost Profits. Except in relation to Third Party Claims, Losses contemplated by Sections 8.2(a) and 8.2(b) above shall exclude consequential, special, indirect, exemplary or punitive damages or any damages for lost profits.
(e)    Net of Insurance Recovery. The amount of any Losses subject to indemnification under Section 8.2(a) or 8.2(b) shall be calculated net of any insurance proceeds applicable to such Losses and recovered by the Buyer or Seller, as applicable, under applicable insurance policies. The Indemnitee shall use commercially reasonable efforts to seek full recovery under all applicable insurance policies. In the event that an insurance recovery is made by the Indemnitee with respect to any Losses for which the Indemnitee has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery attributable to such Loss shall be made promptly to the Indemnitor.
8.5    Assertion of Claims.
(a)    Notice of Claim. After becoming aware of any Losses for which either Buyer or Seller may seek indemnification hereunder (such Party, an “Indemnitee”), such Indemnitee shall give written notice thereof to either Buyer or Seller, as applicable (an “Indemnitor”), demanding payment, subject to Section 8.4, of an indemnification claim arising under Section 8.2 (a “Demand”). Such Demand shall describe in reasonable detail the nature of the claim, an estimate of the amount of Losses attributable to such claim (to the extent then known) and the basis of the Indemnitee’s request for indemnification under this Agreement. Subject to Section 8.4(a), no delay on the part of the Indemnitee in notifying the Indemnitor under this Section 8.5 shall relieve the Indemnitor from any obligation hereunder, except to the extent that the Indemnitor shall have been materially adversely affected by such delay.
(b)    Response to a Demand. The Indemnitor may reply to a Demand made under Section 8.5(a) hereof by written notice given to the Indemnitee, which notice shall state (i) whether the Indemnitor agrees or disagrees that the claim asserted is a valid claim under this Agreement and agrees or disagrees with respect to the amount of the Losses in such Demand and (ii) if Indemnitor disagrees with either the validity of such claim or the amount of such Losses, the basis for such disagreement.
(i)    If the Indemnitor does not give the Indemnitee a notice disputing such Demand and specifying the nature and amount of such dispute within thirty (30) days after receipt of the Demand (the “Indemnity Notice Period”) or the Indemnitor gives notice that such Demand is uncontested; then the Indemnitor shall, subject to Sections 8.3 and 8.4 above, deliver payment to the Indemnitee in cash an amount equal to the value of the Losses stated in the Demand within fifteen (15) days of the earlier of expiration of such Indemnity Notice Period or notice that the Demand is uncontested. If the notice from the Indemnitor admits that a portion of the Demand is a valid claim under Section 8.2 and the remaining portion of the Demand is disputed, the Indemnitor shall pay to the Indemnitee in cash an amount equal to the value of the Losses as are allocable to mutually agreed upon Losses within fifteen (15) days of delivery of

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

such notice from the Indemnitor, and the disputed portion of such Demand shall be resolved in accordance with Section 8.5(c).
(c)    Disputed Claims. If the notice given by the Indemnitor as provided in Section 8.5(b) hereof disputes all or part of the claim or claims asserted in the Demand by the Indemnitee or the amount of Losses thereof, within the Indemnity Notice Period (a “Disputed Claim”), then, to the extent of the disputed portion of the Demand, the Demand shall be treated as a Disputed Claim. The Parties hereto shall make a reasonable good faith effort to resolve their differences for a period of thirty (30) days following the Indemnity Notice Period asserting a Disputed Claim.
(d)    Third Party Claims. After receipt of any assertion of Losses by any third party (“Third Party Claims”) that might give rise to any Losses for which indemnification may be sought pursuant to Section 8.2, the Indemnitee shall promptly give written notice of such Third Party Claim (a “Notice of Third Party Claim”) to the Indemnitor, which Notice shall state the (i) nature, basis and facts giving rise to such Third Party Claim, (ii) the specific representation(s), warranty(ies) or covenant(s) with respect to which such Third Party Claim is made, (iii) the amount of Losses or the estimated amount thereof to the extent known and feasible, and (iv) the amount of liability asserted against the Indemnitor by reason of the Third Party Claim. Such Notice of Third Party Claim shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Indemnitor will not relieve the Indemnitor from any liability which it may have to the Indemnitee under this Agreement or otherwise except to the extent that the Indemnitor shall have been materially adversely affected by such failure.
(e)    Defense of Third Party Claims. The Indemnitor may elect to defend any Third Party Claim (an “Election to Defend”) with counsel of its own choosing, reasonably acceptable to the Indemnitee, so long as (i) within ten (10) days after receipt of notice of the Third Party Claim, the Indemnitor notifies the Indemnitee in writing that the Indemnitor will, subject to the limitations of this Section 8, indemnify the Indemnitee from and against any Losses that the Indemnitee may incur relating to or arising out of the Third Party Claim, (ii) the Indemnitor provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor has the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnitee has determined in good faith that there would be no conflict of interest with respect to the Election to Defend, (iv) the Third Party Claim does not involve, and is not likely to involve, any claim by any Governmental Entity, (v) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief or involve a criminal matter, (vi) the amount of the Third Party Claim does not exceed the amount of the Cash Consideration, (vii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee or injure the Indemnitee’s reputation, customer or supplier relations or future business prospects, (viii) the Indemnitor conducts the defense of the Third Party Claim actively and diligently, and (ix) the Indemnitor keeps the Indemnitee apprised of all material

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

developments, including settlement offers, with respect to the Third Party Claim and permits the Indemnitee to participate, at its own expense, through counsel of the Indemnitee’s choice, in the defense of the Third Party Claim. No Third Party Claim may be settled without the consent of the Indemnitee, which shall not be unreasonably withheld or delayed. An Election to Defend constitutes an admission that such claim is within the scope of the Indemnitor’s indemnification obligations hereunder. If the Indemnitor chooses not to defend any Third Party Claim by failure to deliver on a timely basis the Election to Defend or by failure to meet the conditions specified above, the Indemnitee may defend against such Third Party Claim, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate, obtain advancement from the Indemnitor for the fees and expenses of counsel incurred in defending against such Third Party Claim and obtain indemnification pursuant to this Article 8 for Losses resulting from such Third Party Claim. In addition, if the Indemnitor has assumed defense of the Third Party Claim and if a potential or actual conflict of interest shall exist or if different defenses shall be available between the Indemnitor and Indemnitee, then the Indemnitee shall be entitled to retain separate legal counsel and submit the fees and expenses of such counsel as part of a Demand pursuant to Section 8.2. Notwithstanding the foregoing, the Indemnitee will at all times have the right to fully participate in such defense at its own expense directly or through counsel. Each Party shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claim, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required for the proper and adequate defense of any Third Party Claim.
8.6    Tax Treatment. The Parties agree to treat all payments made by or deemed to be made by a Party under this Article 8 as adjustments to the Consideration hereunder unless otherwise required by applicable law.
8.7    [*] Parties. Notwithstanding anything that may be expressed or implied in this Agreement, Seller acknowledges and agrees that (a) no recourse in connection with the transactions contemplated by this Agreement may be had against [*] or [*] (together, “[*]”), any of their respective Affiliates (other than Buyer), or any of their respective officers, employees, partners, members, agents or representatives (collectively, the “[* ]Parties”), and (b) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any [*] Parties with respect to such statements made or actions taken prior to the date hereof.
8.8    Exclusivity. Except as provided in Section 11.11 and except for claims for Actual Fraud, the indemnities set forth in this Article 8 shall be the exclusive remedies of the Parties for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the Parties shall not be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof.
8.9    Acknowledgment by the Buyer. Buyer acknowledges that (a) it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Business, (b) in making

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and verification and on the representations and warranties of the Seller expressly and specifically set forth in this Agreement. The representations and warranties of Seller contained herein constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with the transactions contemplated by this Agreement, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Business) are specifically disclaimed by Seller. In connection with Buyer’s investigation of the Seller and the Business, Buyer has received certain projections (including projected statements of operating revenues and income from operations of the Business and certain business plan information), and Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans. Buyer hereby acknowledges that except as set forth herein, the Seller is not making any representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).
ARTICLE 9
NON-COMPETITION AND NON-SOLICITATION COVENANTS
9.1    Non-Competition and Non-Solicitation. As further consideration for the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement:
(a)    For a period commencing on the Closing Date and ending on the [*] of the Closing Date (the “Restriction Period”), Seller shall not directly or indirectly, engage in or otherwise compete with the Business; provided, however, that, the foregoing restriction shall not (x) [*] (collectively, “Seller Programs”); and (y) be applicable to any purchaser of equity interests of Seller or, with respect to assets not purchased from Seller, any purchaser of all or substantially all the assets of Seller (it being agreed that Seller and the assets currently held by Seller shall remain subject to this restriction after the closing of any such sale of Seller).
(b)    During the Restriction Period, Buyer and its subsidiaries shall not directly or indirectly, develop, market, manufacture or sell any compounds or products that compete with Seller; provided, however, that, the foregoing restriction shall not limit Buyer in any way from conducting the Business, irrespective of the proviso in Section 9.1(a);
(c)    Subject to the same exclusion contemplated by subpart (y) within Section 9.1(a) above, Seller agrees during the Restriction Period, not to, directly or indirectly:
(i)    employ or hire any person who is a Continuing Employee or is, as of the Closing Date, or becomes thereafter, an employee of Buyer or any of its Affiliates (each such individual, a “Buyer Restricted Person”); or
(ii)    call upon, solicit or communicate with any Buyer Restricted Person for the purpose or with the intent of enticing, or in a manner reasonably likely to entice,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

such Buyer Restricted Person away from Buyer or any of its Affiliates; provided, however, that Seller shall not be deemed in breach of this Section 9.1(c)(ii) as a result of its submission of a general solicitation not specifically directed to a Buyer Restricted Person, subject to Section 9.1(c)(i).
(d)    Buyer agrees during the Restriction Period, not to, directly or indirectly:
(i)    employ or hire any employee of Seller who is not a Designated Employee or is, as of the Closing Date, or becomes thereafter, an employee of Seller or any of its Affiliates (each such individual, a “Seller Restricted Person”); or
(ii)    call upon, solicit or communicate with any Seller Restricted Person for the purpose or with the intent of enticing, or in a manner reasonably likely to entice, such Seller Restricted Person away from Seller or any of its Affiliates; provided, however, that Buyer shall not be deemed in breach of this Section 9.1(d)(ii) as a result of its submission of a general solicitation not specifically directed to a Seller Restricted Person, subject to Section 9.1(d)(i).
9.2    Confidentiality. Each of the Parties recognizes that in connection with the transactions contemplated by this Agreement certain Confidential Information of each Party has been disclosed to the other, and that the disclosure of the Confidential Information by such other Party or third parties would cause the disclosing Party substantial losses and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Party covenants and agrees with the other Party not to at any time, directly or indirectly, disclose or publish, or permit other Persons (including Affiliates of such other Party), to directly or indirectly disclose or publish any Confidential Information of the other Party, unless (a) such information becomes generally known to the public through no fault of the disclosing Party, (b) the disclosing Party is advised in writing by counsel that disclosure is required by law or the order of any Governmental Entity of competent jurisdiction under color of law, or (c) the disclosing party reasonably believes (based on written advice of counsel) that such disclosure is required in connection with the defense of a lawsuit; provided, that prior to disclosing any information pursuant to clause (b) or (c) above, such Party shall give prior written notice thereof to the other Party and provide such other Party with the opportunity to contest or limit such disclosure and shall cooperate with efforts to prevent such disclosure. It is acknowledged that the Parties will be engaged in certain similar activities and that the provisions of this Section 9.2 shall not be interpreted to (i) restrict Buyer from using Confidential Information of Seller as necessary to conduct the Business, subject to the restrictions contained in Section 9.1 above and the restrictions on disclosure contained in this Section 9.2 and (ii) restrict Seller from using Confidential Information of Buyer solely as necessary to conduct the businesses of Seller going forward, subject to the restrictions contained in Section 9.1 above and the restrictions on disclosure contained in this Section 9.2. Neither Party shall divulge, disclose or communicate to others in any manner whatsoever, information or statements which disparage or are intended to disparage the business of such other Party and its respective Affiliates or their respective business reputations.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

9.3    Reasonable Restraint. The Parties agree that the foregoing covenants in this Article 9 impose a reasonable restraint on each of the Parties in light of the activities and business of the Parties on the date of the execution of this Agreement and the current plans of the Parties.
9.4    Severability; Reformation. The covenants in this Article 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.
9.5    Independent Covenant. All of the covenants in this Article 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of a Party against the other Party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by either Party of such covenants. The Parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements entered into in connection with this Agreement. It is specifically agreed that the periods set forth in this Article 9 during which the agreements and covenants made in this Article 9 shall be effective, shall be computed by excluding from such computation any time during which the Person bound by such agreement or covenant is found by a court of competent jurisdiction to have been in violation of any provision of this Article 9. The covenants contained in this Article 9 shall not be affected by any breach of any other provision hereof by any Party hereto.
9.6    Materiality. Each of the Parties hereto hereby agrees that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement and are supported by adequate consideration.
ARTICLE 10

DEFINITIONS
In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the respective meanings set forth below:
“Accounts Receivable” has the meaning set forth in Section 1.1(a).
“Acquired Agreements” has the meaning set forth in Section 1.1(h).
“Action” means any claim, demand, action, cause of action, chose in action, right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Actual Fraud” means an inaccurate representation or warranty contained in this Agreement if, at the time such representation or warranty was made, the Party making such representation or warranty (a) had actual knowledge of the inaccuracy of such representation or warranty and failed to notify the other Party or otherwise correct the same; AND (b) failed to notify the other Party of such inaccuracy with the specific intention to induce the other Party to enter into (or not to dissuade the other Party from entering into) this Agreement and consummate the transactions contemplated by this Agreement.
“Affiliate” means, with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to the specified Person: (a) any other Person which beneficially owns or holds 25% or more of the outstanding voting securities or other securities convertible into voting securities of such Person, (b) any other Person of which the specified Person beneficially owns or holds 25% or more of the outstanding voting securities or other securities convertible into voting securities, or (c) any director, manager, officer or employee of such Person.
“Agreement” has the meaning set forth in the recitals to this Agreement.
“Allocation Principles” has the meaning set forth in Section 1.10.
“Allocation Schedule” has the meaning set forth in Section 1.10.
“[*]” has the meaning set forth in Section 8.7.
“[*] Parties” has the meaning set forth in Section 8.7.
“Assumed Liabilities” has the meaning set forth in Section 1.3(a).
“Assumption Agreement” has the meaning set forth in Section 1.7.
“Bill of Sale” has the meaning set forth in Section 1.7.
“Business” means Seller’s service business comprised of process development, formulation and manufacture of pharmaceutical products; provided, however, that the Business shall not be deemed to include (and does not include) the Seller Programs.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed in the city of Boston, Massachusetts.
“Business Employee Plans” has the meaning set forth in Section 2.15(b).
“Business Facilities” has the meaning set forth in Section 2.16.
“Buyer” has the meaning set forth in the recitals to this Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Buyer Restricted Person” has the meaning set forth in Section 9.1(c).
“Buyer’s Employee Plans” has the meaning set forth in Section 4.11(d).
“Calculation Dispute Notice” has the meaning set forth in Section 1.6(d)(ii).
“Cash Consideration” has the meaning set forth in Section 1.4(b).
“CERCLA” has the meaning set forth in Section 2.16(b).
“Change of Control” has the meaning set forth in Section 1.6(e)(ii).
“Closing” has the meaning set forth in Section 1.9.
“Closing Date” has the meaning set forth in Section 1.9.
“COBRA” means continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA or other applicable Laws and regulations as otherwise set forth in this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Confidential Information” shall mean (i) the provisions of this Agreement, the other Transaction Documents and any other agreements, documents or instruments delivered in connection with, or the substance of any discussions or communications among the Parties regarding, the transactions contemplated hereby and thereby and (ii) all non-public information regarding the Parties, including but not limited to all information acquired by each Party with respect to the other Party in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby that has not been disclosed to the public, and including but not limited to all information with respect to Buyer’s or Seller’s present or future business, operations, services, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of Buyer’s or Seller’s services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside Seller or Buyer that may be of value to Buyer or Seller but excluding any information already properly in the public domain. “Confidential Information” also includes confidential and proprietary information and trade secrets that third parties entrust or entrusted to Seller on or prior to the Closing Date in connection with its businesses (including the Business) in confidence.
“Consideration” has the meaning set forth in Section 1.4(c).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Continuing Employee” has the meaning set forth in Section 4.11(b).
“Contracts” has the meaning set forth in Section 2.12(a).
“Demand” has the meaning set forth in Section 8.5(a).
“Designated Employees” has the meaning set forth in Section 4.11(a).
“Disputed Claim” has the meaning set forth in Section 8.5(c).
“Disqualification Event” has the meaning set forth in Section 2.26(d).
“Earn Out Payments” has the meaning set forth in Section 1.6(b)(ii).
“Earn Out Receipts” has the meaning set forth in Section 1.6(a)(ii).
“Election to Defend” has the meaning set forth in Section 8.5(e).
“Employee Plans” has the meaning set forth in Section 2.15(a).
“Environmental Laws” means any foreign, federal, state or local laws (including common law), regulations, codes, rules, orders, ordinances, Permits, requirements and final governmental determinations pertaining to the environment, pollution, radiation or protection of human health, safety or the environment, as adopted or in effect in the jurisdictions in which the applicable site or premises are located, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5101 et seq.; the Atomic Energy Act, as amended 42 U.S.C. § 2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C. § 301 et seq. (insofar as it regulates employee exposure to Hazardous Materials), and any state or local statute of similar effect; and including without limitation any laws relating to protection of safety, health or the environment which regulate the use of radiological and biological agents or substances including medical or infectious wastes as any such laws have been amended.
“ERISA” has the meaning set forth in Section 2.15(a).
“ERISA Affiliate” has the meaning set forth in Section 2.15(a).
“Excluded Assets” has the meaning set forth in Section 1.2.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Excluded Liabilities” has the meaning set forth in Section 1.3(b).
“Facility” has the meaning set forth in Section 5.11.
“FDA” means the United States Food and Drug Administration.
“Former Seller Employees” has the meaning set forth in Section 4.11(c).
“Fundamental Claims” has the meaning set forth in Section 8.4(a).
“GAAP” means United States generally accepted accounting principles and practices in effect from time to time, consistently applied.
“Governmental Entity” means any federal, state, regional, provincial, county, city, municipal, whether foreign or domestic, court, arbitrator or other tribunal, or governmental, regulatory, legislative or administrative body.
“Hazardous Materials” means (a) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous air pollutants,” “contaminants,” “toxic chemicals,” “toxins,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides,” “oil” or related materials as defined in any applicable Environmental Law, or (b) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, polychlorinated bi‑phenals, urea formaldehyde foam insulation, radiation, radon, and any other substance defined or designated or otherwise regulated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law.
“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such Lien, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, decease or otherwise acquire for value any securities of such Person or any warrants, rights or options to acquire such securities, (h) all indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or otherwise to assure a creditor against loss.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Indemnitee” has the meaning set forth in Section 8.5(a).
“Indemnitor” has the meaning set forth in Section 8.5(a).
“Indemnity Notice Period” has the meaning set forth in Section 8.5(b)(i).
“Independent Accountant” has the meaning set forth in Section 1.10.
“Intellectual Property Rights” has the meaning set forth in Section 2.11(a)(ii).
“Interest” has the meaning set forth in Section 4.5.
“IRS” shall mean the United States Internal Revenue Service.
“Key Employees” has the meaning set forth in Section 5.7.
“Laws and Regulations” means all laws, statutes, ordinances, rules, regulations, policies, and Orders of any Governmental Entity.
“Liabilities” means any and all debts, liabilities, obligations or commitments of any kind or nature, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, liquidated or unliquidated or determined or determinable, including, without limitation, those arising under any Laws and Regulations, Action or Order, and those Liabilities arising under any Acquired Agreement.
“Liens” means any claim, mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing).
“Litigation” means any civil, criminal or administrative action, cause of action, suit, arbitration, claim, complaint, investigation, inquiry, demand, demand letter, notices of violation or proceeding, whether at law or at equity, before or by any Governmental Entity.
“Losses” has the meaning set forth in Section 8.2(a).
“Master Services Agreement” means that certain Master Services Agreement by and between Buyer and Seller.
“Material Adverse Effect” means any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business (a) is materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Business, or (b) materially and adversely affects the ability of Buyer to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller; provided, however, that the following shall in no event be deemed to be a Material Adverse Effect hereunder: (i) any change, occurrence, event or development (including

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

any change in Laws or other binding orders or directives issued by any Governmental Entity) which generally affects the United States economy or the industry as a whole of which the Business is a part in the geographic areas where the Business operates or is expected to operate, except to the extent such change, occurrence, event or development disproportionately affects (relative to other participants in the industry in which the Business operates) the Business; (ii) any national or international political conditions (including the engagement by the United States in hostilities or escalations of such engagements, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States) or any natural or man-made disaster or acts of God, except to the extent such condition or event disproportionately affects (relative to other participants in the industry in which the Business operates) the Business; (iii) any change, occurrence, event or development arising from or relating to financial, banking, credit or securities markets (including any disruption thereof or any decline in the price of securities generally or any market or index and any interest or exchange rate fluctuations), except to the extent such change, occurrence, event or development disproportionately affects (relative to other participants in the industry in which the Business operates) the Business; (iv) any changes in United States generally accepted accounting principles; (v) any change, occurrence, event or development arising from or relating to the announcement of, or the public or industry knowledge of, this Agreement or the transactions contemplated hereby; or (vi) the effect of any action taken by Seller which was taken with the prior written consent of Buyer or expressly required by this Agreement.
“Measurement Date” has the meaning set forth in Section 1.6(a)(i).
“Non-Paying Party” has the meaning set forth in Section 1.11.
“Notice of Third Party Claim” has the meaning set forth in Section 8.5(d).
“Order” shall mean any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Governmental Entity.
“Organizational Documents” has the meaning set forth in Section 2.1(a).
“Parties” has the meaning set forth in the recitals to this Agreement.
“Paying Party” has the meaning set forth in Section 1.11.
“Permits” has the meaning set forth in Section 2.17.
“Permitted Liens” means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and material persons incurred in the ordinary course of business for sums not yet due and payable, (b) liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other similar types of social security

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not materially interfere with the ordinary conduct of Business and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens for Taxes not yet due and payable, (e) liens, assessments and governmental charges not yet due and payable or which are being contested in good faith and which have been reserved for on financial statements of the Business set forth in Section 2.4(a) of the Seller Disclosure Schedule and (f) liens arising pursuant to the Acquired Agreements and with respect to each of clauses (a) through (f), none of which would materially impair the Purchased Assets or Buyer’s operation of the Business.
“Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, trust or any other entity.
“Post-Closing Tax Period” has the meaning set forth in Section 4.10.
“Pre-Closing Tax Period” has the meaning set forth in Section 4.10.
“Press Release” has the meaning set forth in Section 4.13.
“Purchased Assets” has the meaning set forth in Section 1.1.
“Related Person” has the meaning set forth in Section 8.7.
“Release” has the meaning specified in CERCLA.
“Restriction Period” has the meaning set forth in Section 9.1(a).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the recitals to this Agreement.
“Seller Disclosure Schedule” has the meaning set forth in the recitals to Article 2.
“Seller Employees” has the meaning set forth in Section 2.14(a).
“Seller Intellectual Property” has the meaning set forth in Section 2.11(a)(i).
“Seller Restricted Person” has the meaning set forth in Section 9.1(d).
“Specified Claims” has the meaning set forth in Section 8.4(a).
“Tax” or “Taxes” has the meaning set forth in Section 2.7(a).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Tax Return” has the meaning set forth in Section 2.7(a).
“Third Party Claims” has the meaning set forth in Section 8.5(d).
“Threshold” has the meaning set forth in Section 8.4(b).
“Transaction Documents” has the meaning set forth in Section 2.2.
“Transfer Taxes” has the meaning set forth in Section 1.11.
“Transition Services Agreement” means that certain Transition Services Agreement by and between Buyer and Seller.
“[*] Earn Out Payment” has the meaning set forth in Section 1.6(a)(ii).
“[*] Measurement Period” has the meaning set forth in Section 1.6(a)(i).
“[*] Earn Out Payment” has the meaning set forth in Section 1.6(b)(ii).
“[*] Measurement Period” has the meaning set forth in Section 1.6(b)(i).
ARTICLE 11

MISCELLANEOUS
11.1    Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by electronic mail or facsimile transmission, sent by nationally recognized overnight courier services or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by electronic mail or facsimile transmission, received the next day if sent by an overnight courier service or, if mailed, two (2) days after the date of deposit in the United States mail, as follows:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

If to Buyer to:	Accuratus Lab Services, Inc. 1285 Corporate Center Drive, Suite 110 Eagan, MN 55121 Attn: Chief Financial Officer Telephone: (877) 287-8378 Facsimile: (651) 379-5549 Email: alan.roth@ATS-Labs.com
With copies to:	[*]
and	Locke Lord LLP 111 Huntington Avenue Boston, MA 02199 Attn: James T. Barrett Telephone: (617) 239-0385 Facsimile: (866) 955-8604 Email: James.Barrett@lockelord.com
If to Seller:	Array BioPharma Inc. 3200 Walnut Street Boulder, CO 80301 Attn: Chief Operating Officer and General Counsel Facsimile: (303) 381-6697 and (303) 386-1290
With a copy to:	Blank Rome LLP One Logan Sq., 130 N 18th St. Philadelphia, PA 19103-6998 Attn: James R. Staiger, Esquire Telephone: (215) 569-5404 Fax: (215) 832-5404 Email:staiger@blankrome.com
Either Party may by notice given in accordance with this Section 11.1 to the other Party designate another address or person for receipt of notices hereunder.
11.2    Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents contain the entire agreement between the Parties with respect to the purchase of the Purchased Assets and related transactions, and supersede all prior agreements, written or oral, with respect thereto, including without limitation the Letter of Intent between Buyer and Seller dated January 10, 2015; provided, however, that nothing herein shall limit the confidentiality obligations contained in that certain Confidential Disclosure Agreement between [*] and Seller dated April 24, 2015.
11.3    Amendment; Waiver. This Agreement may only be amended by a written instrument signed by Buyer and Seller. Either Party may waive the obligations of the other Party hereunder or any conditions to its own obligations, in each case only to the extent such obligations and conditions are intended for the waiving Party’s benefit.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

11.4    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.
11.5    Binding Effect; No Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other Party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
11.6    Article, Section Headings, Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise specified, all references to “Article,” “Articles,” “Section” or “Sections” refer to the corresponding Article, Articles, Section or Sections of this Agreement. The Schedules are a part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the words “including” or “include” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”.
11.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be exchanged by facsimile or other electronic transmission if mutually agreed by the Parties.
11.8    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
11.9    Submission to Jurisdiction; Waiver. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another Party hereto or its successors or assigns shall be brought and determined in the state or federal courts within the State of Delaware, and each Party hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
11.10    Waiver Of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.
11.11    Enforcement. The Parties recognize and agree that if for any reason any of the provisions of this Agreement, including without limitation Article 9 hereof, are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that in addition to other remedies the other Parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no Party will allege, and each Party hereby waives the defense, that there is an adequate remedy at law. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
11.12    Bulk Sales. Without limitation of Buyer’s rights of the parties under Article 8, Buyer hereby acknowledges that Seller is not complying with the provisions of any bulk sales laws of any jurisdiction applicable to the transactions contemplated by this Agreement.
11.13    Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
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[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BUYER:

ACCURATUS LAB SERVICES, INC.

By:	/s/ Thomas W. Burnell
Name: Thomas W. Burnell
Title: Executive Chairman

SELLER:

ARRAY BIOPHARMA INC.

By:	/s/ Ron Squarer
Name: Ron Squarer
Title: Chief Executive Officer

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Schedule 5.7
Key Employees

[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.